UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

PORTFOLIO RECOVERY ASSOCIATES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PORTFOLIO RECOVERY ASSOCIATES, INC. (NASDAQ: PRAA)

10 Years of Growing Shareholder Value

Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	ANNUAL MEETING Thursday, May 30, 2013 12:00 Noon, Local Time Riverside Commerce Center, 2nd Floor 130 Corporate Boulevard Norfolk, VA 23502

Portfolio Recovery Associates, Inc.

130 Corporate Boulevard

Norfolk, VA 23502

April 19, 2013

LETTER FROM THE BOARD OF DIRECTORS TO OUR STOCKHOLDERS

Each of us takes special pride this year in acknowledging the leadership of Portfolio Recovery Associates, Inc. (PRA) and its U.S. and U.K. employees who helped the Company deliver yet another year of record results in 2012. As a result, PRA stock significantly outperformed the leading stock indices as well as the Company’s peers, ending 2012 with a 58% return.

As you know, our role as members of your Board of Directors is to continue to maintain the high standards of governance, ethics and transparency that you’ve come to expect of PRA. And we remain accessible and accountable to each of you. As we do each year, this letter outlines some of the steps that the Board has taken to ensure that in 2012 we acted responsibly and appropriately to protect the integrity and long-term security of the Company.

We note that with increasing federal and state regulatory scrutiny over financial institutions, PRA must remain focused on compliance. We believe PRA’s employees are adhering to the highest standards in the debt collection industry. The Board continues to do its part to ensure that governance concerns are promptly and meaningfully addressed, and continues to review governance policies so that PRA serves the best interests of the Company’s stockholders at all times.

The following are highlights from our activities and initiatives in 2012, which can be found in greater detail in our proxy statement:

•

Compliance Oversight: The Consumer Financial Protection Bureau began its supervision of larger consumer debt collectors in 2013. While PRA has always maintained a strong focus on compliance, the Board believed it was prudent to dedicate additional resources in 2012 to this effort, creating a separate Compliance Department. The objective of PRA’s Compliance Department is to assist the Company in maintaining the highest standards of integrity and ethical conduct, while maintaining its focus on compliance with the variety of laws and regulations that have an impact on our business. This department has direct and regular access to the Board of Directors.

•

Risk Oversight: In 2012, the Risk Management Group continued on its agenda to formally document known risks, assess the sufficiency of risk identification, and recommend the appropriate manner in which to control or mitigate those risks. In addition, the Compensation Committee, as part of reviewing the Company’s compensation programs, considered the potential impact such programs have on incentivizing the Company’s officers and directors to take risks.

•

Strategic Guidance: It is the Board’s responsibility to provide strategic guidance to management on the long-term direction and sustainability of the Company. The Company’s record results are a testament to the strategic and operational goals established for 2012. We remain pleased with the focus that management places on long-term growth in earnings as opposed to short-term quarterly results. We believe this strategy continues to benefit the Company and its stockholders.

•

Engaging with our Stockholders: PRA provides a variety of channels to communicate and engage with our stockholders including the annual report, quarterly reports, news releases, presentations at the annual meeting of stockholders, and one-on-one as well as group meetings at industry and investor conferences. Management also holds conference calls following the public disclosure of quarterly earnings. These calls are accessible to the public and remain archived for seven days at the Company’s website. In 2012, we once again sought an annual advisory vote to approve named executive officer compensation (which is also referred to as a Say on Pay vote). Stockholders who participated in the Say on Pay vote in 2012 indicated their satisfaction with our approach to executive compensation. We hope you continue to fully understand and value our approach to named executive officer compensation and provide your endorsement when voting your proxy.

•

Talent Management and Succession Planning: We believe that PRA has a strong team of talented leaders, and we go to great lengths to recruit and retain top executives. We are actively involved in oversight of the Company’s talent management strategies and

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement |i

programs. While succession planning is a component of the Nominating and Corporate Governance Committee’s Charter, each year the full Board participates in a thorough review of the succession plans for all key leadership positions. We also fully review the Company’s talent management plans in support of its business strategy at least once each year. In 2012, we embarked on identifying the necessary competencies for success for Non-Employee directors and for each member of our Executive Leadership team.

We encourage your feedback and support on these or any of our other initiatives, and we invite you to send your ideas and suggestions to Judith Scott, EVP, General Counsel and Secretary of PRA, at jsscott@portfoliorecovery.com. Or, if you would prefer to write to us via postal mail, our contact information can be found in the section of the Proxy Statement entitled Communication with Directors.

As always, we are committed to serving you, our stockholders, and we thank you for your continued support.

Steven D. Fredrickson	David N. Roberts	Penelope W. Kyle

James M. Voss	John H. Fain	John E. Fuller

Scott M. Tabakin

The Board of Directors

Portfolio Recovery Associates, Inc.

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Portfolio Recovery Associates, Inc.
130 Corporate Boulevard
Norfolk, VA 23502
April 19, 2013
LETTER FROM THE CHAIRMAN AND CEO

Dear Fellow Stockholders:

We are pleased to invite you to the Annual Meeting of Stockholders on May 30, 2013 at our Corporate Headquarters located at 130 Corporate Boulevard, Norfolk, Virginia 23502 at 12:00 p.m. local time. We look forward to your attendance at the meeting and we encourage you to complete, sign and date the enclosed proxy card to vote your shares or vote your shares on the Internet, whether or not you are planning to attend.

Every stockholder’s vote is important and valued by the Company. We are making an effort to improve our outreach to stockholders by providing more information about our Company. We hope that you will find our Proxy Statement to be easy-to follow, and that it will aid in your ability to designate your proxy vote.

Once again I thank you for your commitment to the Company and I urge you to vote your shares now.

Sincerely,

Steven D. Fredrickson
Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement |iii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF PORTFOLIO RECOVERY ASSOCIATES, INC.

Date:	May 30, 2013
Time:	12:00 p.m. Local Time
Place:	Portfolio Recovery Associates, Inc.
Riverside Commerce Center 130 Corporate Blvd 2nd Floor Norfolk, VA 23502

The enclosed Proxy Statement describes the proposals which will be on the ballot at the Annual Meeting of Stockholders of Portfolio Recovery Associates, Inc., and any adjournments or postponements thereof, as well as other important information about the Company. The proposals for which your vote is being solicited are:

1.	Election of Directors to serve three year terms;

2.	Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers;

3.	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013;

4.	Approval of the Company’s 2013 Omnibus Incentive Plan;

5.	Approval of the Company’s 2013 Non-Equity Incentive Plan; and

6.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record as of the close of business on April 4, 2013 are entitled to receive notice of, and to vote at, the Annual Meeting. Included in these materials are the Proxy Statement; the Company’s 2012 Annual Report to Stockholders, which includes the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012; this Notice of the Company’s 2013 Annual Meeting; and your Proxy Card. These materials are first being mailed to stockholders on or about April 19, 2013, and are also available online at the Company’s website at www.portfoliorecovery.com.

By Order of the Board of Directors,

Judith Scott
EVP, General Counsel and Corporate Secretary

April 19, 2013

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement |iv

SUMMARY OF KEY ELEMENTS OF PROXY STATEMENT

2013 Proxy Summary

The following is a summary of information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	12:00 P.M. Eastern Daylight Time, May 30, 2013	• Record Date	April 4, 2013

• Place	Riverside Commerce Center, 2nd Floor 130 Corporate Boulevard Norfolk, VA 23502	• Voting	Stockholders receive one vote per share of common stock owned as of the record date.

Meeting Agenda and Voting Matters

Proposal	Board Vote Recommendation	Page Reference
Election of Directors	For	4
Advisory Vote to Approve Named Executive Officer Compensation	For	18
Ratification of Independent Registered Public Accounting Firm	For	20
Adoption of 2013 Omnibus Incentive Plan	For	21
Adoption of 2013 Annual Bonus Plan	For	28

Board Nominees

							Committee Memberships
Name	Age	Director Since	Principal Occupation	Experience / Qualifications		Independent	Audit	Compensation	Nominating & Governance
John H. Fain	64	2010	Former CEO Metro Information Services	• Finance • Management • Diversity • Leadership • Strategy	• Technology • Complex Organizations • High Growth Companies • Entrepreneurial	Yes	X	X

David N. Roberts (Lead Director)	51	2002	COO Angelo, Gordon & Company	• Finance • Management • Strategy	• Financial Industry • Political/Finance Policies • Entrepreneurial	Yes		Chair	X

2012 Summary Compensation(1)

Name and Principal Position	Year	Salary		Cash Bonus	Stock Bonus	Stock Awards		Non-Equity Incentive Plan Compensation		All Other Compensation		Total

Steven D. Fredrickson	2012		$725,000				$1,499,981		$1,300,000		$10,000		$3,534,981
Chairman, President and Chief Executive Officer	2011		$573,306				$1,241,824		$1,185,000		$9,920		$3,010,050
	2010		$520,000		$91,884		$701,862		$1,185,000		$9,800		$2,508,546

Kevin P. Stevenson	2012		$375,000				$449,922		$950,000		$10,000		$1,784,922
Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary	2011 2010	$ $	348,960 312,000		$62,061	$ $	596,073 300,784	$ $	800,000 800,000	$ $	9,920 9,800	$ $	1,754,952 1,484,645

Michael J. Petit	2012		$325,000	$270,000	$299,989		$2,699,894		$730,000		$10,000		$4,334,883
President, Bankruptcy Services	2011		$274,244	$750,000			$596,073		$550,000		$9,920		$2,180,237
	2010		$244,400		$319,516		$439,695		$973,500		$9,800		$1,986,911

Neal Stern	2012		$325,000				$399,910		$670,000		$10,000		$1,404,910
Executive Vice President, Operations	2011		$259,221				$397,357		$600,000		$9,920		$1,266,498
	2010		$228,800		$46,508		$300,784		$600,000		$9,800		$1,185,892

P. Kent McCammon	2012		$300,000				$299,948		$355,000		$10,000		$964,948
Executive Vice President, Strategy and Business Development	2011 2010	$ $	249,606 228,800		$38,807	$ $	397,357 300,784	$ $	500,000 500,000	$ $	9,920 9,800	$ $	1,156,883 1,078,191

(1)	Please see our 2012 Summary Compensation Table as required by the SEC on page 54, including the accompanying required footnotes and narrative disclosure.

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement |v

BUSINESS HIGHLIGHTS

Financial Performance: Portfolio Recovery Associates Inc. delivered another year of record growth in 2012. This growth was evident in all of our significant financial metrics including net income, EPS, revenue, and cash collections.

Financial Metric	2008	2009	2010	2011	2012	Percent Increase from 2008
Net Income (in millions)	$45.4	$44.3	$73.5	$100.8	$126.6	179%
Diluted Earnings Per Share	$2.97	$2.87	$4.35	$5.85	$7.39	149%
Revenue (in millions)	$263.3	$281.1	$372.7	$458.9	$592.8	125%
Cash Collections (in millions)	$326.7	$368.0	$529.3	$705.5	$908.7	178%

Recognition: In addition to celebrating our 10th year as a public company, in 2012 our stock (Ticker Symbol PRAA on the NASDAQ Exchange) rose 58% year-over-year, significantly outperforming the leading stock indices and industry competitors. PRA’s financial performance was also recognized publicly in 2012. The company was named one of Fortune’s 100 Fastest Growing Companies in 2012, one of Forbes’ Top 25 Best Small Companies in America in 2012, and continued its ranking as one of Forbes’ 100 Best Small Companies, which it has been named each year since 2007.

Focus on Compliance: The Consumer Financial Protection Bureau began its supervision of larger consumer debt collectors in 2013. While PRA has always maintained a strong focus on compliance, the Board believed it was prudent to dedicate additional resources to this effort in 2012, creating a separate department focused on compliance. The objective of PRA’s Compliance Department is to assist the Company in maintaining the highest standards of integrity and ethical conduct, while continuing its focus on compliance with the variety of laws and regulations that have an impact on our business. This department has direct and regular access to the Board of Directors.

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement |vi

Strategic Acquisitions: In January 2012, we completed the acquisition of Mackenzie Hall Holdings Limited (Mackenzie Hall), a leading UK debt collection and purchasing group based in Kilmarnock, Scotland for approximately $51 Million. Mackenzie Hall is one of the UK’s fastest-growing businesses in consumer debt recovery, and with this acquisition, PRA expanded into the global market, giving us opportunities to continue to diversify revenue and services.

In December 2012, we completed the acquisition of certain finance receivables and other operating assets of National Capital Management, LLC (NCM) for $107 Million. With this acquisition, we increased our presence in the bankruptcy market by acquiring expertise in secured bankruptcy receivables.

Business and Government Services: In October 2012, Steven C. Roberts was hired as our President, Business and Government Services to improve sales and profitability of our Business and Government services.

COMPENSATION HIGHLIGHTS

The consistent, strong performance summarized on the previous page is reflected in the compensation that our senior executives earned in 2012, as described in the Compensation Discussion and Analysis in this Proxy Statement.

The Board awarded Steven D. Fredrickson, our CEO, incentive compensation for 2012 which was tied to business results, including a non-equity incentive plan award of $1,300,000 and a Long-Term Equity Program incentive equity award valued at $1,500,000. The compensation of our other senior Named Executive Officers (to whom, along with our CEO, we collectively refer as NEOs) further reflects both our strong 2012 performance and our compensation philosophy. Consistent with our executive compensation philosophy, a significant portion of both our CEO’s and other NEOs’ total compensation is incentive-based and at risk, as illustrated in the following graphs:

Comparing PRA to our peer group (as listed on page 40 of this Proxy Statement) on a one, three and five year basis, our percentile ranking in terms of total stockholder return significantly exceeds the percentile ranking of our CEO’s target and realizable pay.

	One Year	Three Years	Five Years
Total Stockholder Return[1]	93rd Percentile	86th Percentile	64th Percentile
CEO Target Pay[2]	55th Percentile	35th Percentile	36th Percentile
CEO Realizable Pay[3]	70th Percentile	51st Percentile	43rd Percentile

(1)	As of December 31, 2012; assumes reinvestment of dividends.
(2)

CEO target pay is based on compensation information reported in the most recently filed proxy statements of the Company’s 2012 compensation peer companies listed on page 40 of this proxy statement; target pay was calculated as the sum of (a) annual base pay, (b) target bonus, (c) grant date fair value of stock options, (d) grant date fair value of stock awards and (e) target long-term cash awards.

(3)

CEO realizable pay is based on compensation information reported in the most recently filed proxy statements of the Company’s 2012 compensation peer companies listed on page 40 of this proxy statement; realizable pay was calculated as the sum of (a) annual base pay, (b) actual bonus, and for long-term incentive awards granted during the measurement period, (c) intrinsic value of stock options as of December 31, 2012, (d) value of restricted stock as of the vesting date or December 31, 2012, if not vested, (e) performance shares earned or target shares if the performance period ends after December 31, 2012 (based on the stock price at the vesting date or December 31, 2012, if not vested), (h) earned performance cash awards or target values if the performance period ends after December 31, 2012.

Further detail on the total compensation for our CEO and all other NEOs can be found in the Compensation Discussion and Analysis and the corresponding tables and narratives in this Proxy Statement.

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement |vii

STOCKHOLDER ACTIONS

Described below are the proposals that are included on the enclosed proxy card and will be on the ballot at the Annual Meeting, and any adjournments or postponements thereof.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide for the annual election of Directors. The Company’s Bylaws also provide that the number of Directors shall be determined by the Board, which is currently set at seven Directors in three classes. At the Annual Meeting, the term of the class of directors consisting of John H. Fain, John E. Fuller and David N. Roberts will expire, and the names of John H. Fain and David N. Roberts will be placed on the ballot for re-election. John E. Fuller will not be seeking re-election. To be elected as a Director, a nominee must receive the affirmative vote of a plurality of the votes cast. In an uncontested election, any nominee for Director who receives a greater number of “withheld” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company will again be presenting a proposal which gives stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of its NEOs as described in the Proxy Statement. The affirmative vote of a majority of the shares of common stock presented, in person or by proxy, at a meeting at which a quorum is present, is required to approve the compensation of the Company’s NEOs as disclosed in the Proxy Statement. Under Delaware law, abstentions are counted as shares present and entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote “against” the advisory vote to approve. While this vote is advisory in nature and therefore will not bind the Company to take any particular action, the Compensation Committee of the Board will continue to consider the results from this year’s and future advisory votes regarding executive compensation.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2013 requires the affirmative vote of a majority of the shares of common stock presented, in person or by proxy, at a meeting at which a quorum is present. Under Delaware law, abstentions are counted as shares present and entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote “against” the ratification of the Company’s independent registered public accounting firm. The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm each year and determines whether to reengage the current audit firm or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ technical expertise and their knowledge of the Company’s global operations and industry.

PROPOSAL 4

APPROVAL OF 2013 OMNIBUS INCENTIVE PLAN

The Board of Directors has approved, subject to stockholder approval, an Omnibus Incentive Plan. The 2013 Omnibus Incentive Plan as proposed is attached as Appendix A to this Proxy Statement. The purpose of the 2013 Omnibus Incentive Plan is to allow the Company to provide key employees incentives in the form of long-term compensation awards, such as stock options, deferred stock units and restricted stock. Approval of the 2013 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares of common stock represented, in person or by proxy, at a meeting at which a quorum is present.

PROPOSAL 5

APPROVAL OF 2013 NON-EQUITY INCENTIVE PLAN

The Board of Directors has approved, subject to stockholder approval, the 2013 Annual Non-Equity Incentive Plan (the “2013 Non-Equity Incentive Plan”). Pursuant to our 2013 Non-Equity Incentive Plan, we may provide annual performance-incentive bonuses to our NEOs. Non-equity incentive awards paid, if any, are tied to the achievement of certain pre-defined financial and other business performance goals. The 2013 Non-Equity Incentive Plan is a mechanism to provide annual incentive compensation tied to performance and to preserve the deductibility of this compensation in accordance with Section 162(m) of the Internal Revenue Code and related regulations. The 2013 Non-Equity Incentive Plan as

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proposed is attached as Appendix B to this Proxy Statement. Approval of the 2013 Non-Equity Incentive Plan proposal requires the affirmative vote of a majority of the shares of common stock represented, in person or by proxy, at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement |ix

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Portfolio Recovery Associates, Inc. (which we refer to as PRA or the Company, and which includes Portfolio Recovery Associates, Inc. and its subsidiaries) in connection with the Annual Meeting of Stockholders scheduled for May 30, 2013, at 12:00 noon local time at PRA’s Corporate Headquarters located at Riverside Commerce Center, 130 Corporate Blvd, 2nd Floor, Norfolk, Virginia 23502. These proxy materials are first being furnished to stockholders on or about April 19, 2013.

VOTING INSTRUCTIONS AND INFORMATION

Who May Vote

Each holder of the approximately 16,959,150 shares of the issued and outstanding shares of the Company’s common stock at the close of business on April 4, 2013 (the “Record Date”) will be entitled to receive a notice of the Annual Meeting, and to attend and vote at the Annual Meeting. Such persons are considered “holders of record” and will be entitled to cast one vote per share owned for each proposal to be considered at the Annual Meeting.

Matters to be Presented

We are not aware of any matters to be presented at the meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Costs of Proxy Solicitation

The Company will bear the entire cost of this proxy solicitation, including its preparation, assembly, printing, as well as the mailing of this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials and any additional solicitation materials sent by the Company to stockholders. In addition, proxies may be solicited by directors, officers and regular employees of the Company who will not receive any additional compensation for such solicitation by mail, email, facsimile, telephone or personal contact.

Attending the Annual Meeting

If you plan to attend the Annual Meeting and wish to vote your shares in person, you will be asked to present valid government-issued photo identification, such as a driver’s license, in order to gain admission. If you are a holder of record, you will need to bring with you your proxy card or other documentation showing that you owned shares of the Company’s common stock on the Record Date. You will not be able to vote your shares at the Annual Meeting without a proxy card or such other documentation. If you require special assistance due to a disability or other reasons, please notify the Corporate Secretary in writing at 140 Corporate Blvd, Norfolk, Virginia 23502, Attention: Judith Scott, EVP, General Counsel and Corporate Secretary, or by email at jsscott@portfoliorecovery.com.

If your shares are held by a broker, bank or other similar organization, bring one of the following with you to the Annual Meeting: the proxy card; the Notice of Internet Availability of Proxy Materials; any voting instruction form that is sent to you; or your most recent brokerage statement or a letter from your broker, bank or other similar organization indicating that you beneficially owned the shares of common stock as of the Record Date. We can use this information to verify your beneficial ownership of common stock in order to admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a proxy from your broker, bank or other similar organization that authorizes you to vote the shares that the holder of record holds for you in its name.

Revoking Your Proxy

You may change or revoke your proxy at any time before it is voted at the Annual Meeting by sending a written notice of revocation of your proxy to the Corporate Secretary so that it is received before the completion of voting at the Annual Meeting. You can also attend the Annual Meeting and vote in person, unless you are a beneficial owner, without a legal proxy. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. In order to revoke your proxy, you must also notify the Corporate Secretary of your intent to vote in person, and then vote your shares at the Annual Meeting. If you require assistance in changing or revoking your proxy, please contact the Corporate Secretary at 140 Corporate Blvd, Norfolk, Virginia 23502, Attention: Judith Scott, EVP, General Counsel and Corporate Secretary or by email at jsscott@portfoliorecovery.com.

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement | 1

Quorum and How Votes Are Counted

A quorum is required to transact business at the Annual Meeting. A majority of holders of the issued and outstanding shares of common stock of the Company entitled to vote, who are represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes are included in determining whether a quorum is present, which are explained below. Continental Stock Transfer and Trust Company has been appointed by the Board to act as the inspector of election. The inspector of election will tabulate the votes cast by proxy or in person at the Annual Meeting, and will determine whether or not a quorum is present. In the event that a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

Voting Your Proxy

Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:

1.	“FOR” the election of each of the Director nominees;

2.	“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs;

3.	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2013;

4.	“FOR” the approval of the Company’s 2013 Omnibus Incentive Plan;

5.	“FOR” the approval of the Company’s 2013 Annual Non-Equity Incentive Plan; and

6.	In the best judgment of the persons named in the proxies, with respect to any other matters that may properly come before the meeting.

Broker Non-Votes

Brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting such customers’ shares on non-routine matters in the absence of specific instructions from such customers. The absence of a specific instruction is commonly referred to as a “broker non-vote.” If your shares are held in “street name”, it is critical that you vote or provide specific instructions to your broker, bank or similar organization if you want your vote to count. The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is considered a routine matter. Therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter. On the other hand, the election of directors, the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs, the approval of our 2013 Omnibus Incentive Plan and the approval of our 2013 Non-Equity Incentive Plan are all considered non-routine matters. If you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these non-routine matters absent specific instructions from you and absent specific instructions, the shares held by such organization are not counted as shares present and entitled to be voted with respect to such non-routine matters. Therefore, broker non-votes will exist with respect to such no-routine matters but will have no impact on the outcome of such non-routine matters.

If you received more than one proxy card, you may hold shares in more than one account. To ensure that all of your shares are voted, you must sign and return each card that you receive. Alternatively, if you vote online via the Internet, you will need to vote once for each proxy card you receive. As a holder of common stock of the Company, you are always invited to attend the Annual Meeting and vote your shares in person.

How to Vote

You are entitled to cast one vote per share owned as of the Record Date for each proposal to be considered at the Annual Meeting. You may vote online, by mail or in person at the Annual Meeting.

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Voting By Mail

If you do not expect to attend the Annual Meeting in person, and choose to vote on the proposals on the agenda by mail, simply complete the proxy card, sign and date it, and return it in the postage-paid envelope provided. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other similar organization), you may obtain a proxy, executed in your favor, from the record holder. You may sign the proxy card and return it to the Company, or you may direct the record holder of your shares to vote your proxy in the manner you specify. Further, if your shares are held in street name, you must communicate your instructions respecting the voting of your shares to the record holder, or your broker will be prohibited from voting your shares. Voting by mail will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and must actually vote your shares at the Annual Meeting.

Voting and Viewing Proxy Materials via the Internet

Under rules approved by the Securities and Exchange Commission (“SEC”), the Company is furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on your proxy card and on the Notice of Internet Availability of Proxy Materials which is sent to stockholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other similar organization). Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. This process provides stockholders with needed information in a timely manner, while conserving natural resources and lowering the costs of printing and distributing proxy materials.

Voting Results

The results of voting at the Annual Meeting will be filed with the SEC within four business days after the Annual Meeting and will be available on the SEC’s website www.sec.gov or on our website www.portfoliorecovery.com. If the final results are not available at that time, we will provide preliminary voting results in a Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they are available.

Board Recommendations

THE BOARD RECOMMENDS THAT YOU VOTE:

•	“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES;

•	“FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS;

•	“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013;

•	“FOR” THE APPROVAL OF THE COMPANY’S 2013 OMNIBUS INCENTIVE PLAN; AND

•	“FOR” THE APPROVAL OF THE COMPANY’S 2013 ANNUAL NON-EQUITY INCENTIVE PLAN.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of seven members in three classes. Each Director serves a three year term. One class of Directors is elected at each annual meeting of stockholders. Nominees for Director who receive the affirmative votes of a plurality of the shares represented and voting in person or by proxy at the Annual Meeting will be elected. The names of David N. Roberts and John H. Fain will be placed on the ballot for election to the Board in 2013. Mr. Roberts currently serves as Lead Director. John E. Fuller will not be seeking re-election. Accordingly, his term will effectively expire at the 2013 Annual Meeting, and if Messrs Roberts and Fain are elected, the Board will consist of six members.

Each of the nominees has consented to serve as Director if elected. We have no reason to believe that any of the current Directors will be unable or unwilling for good cause to serve. However, if any Director should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Director Orientation, Education and Preparation

The Company conducts a formal orientation program for all new Directors, which includes one-on-one meetings with each of our executives and senior management, as well as the provision of extensive written material about the Company, its operating units and departments, and the industries in which the Company and its subsidiaries operate. Senior management reports and meetings with Directors involve operating performance overviews, strategic plans and significant financial, accounting and risk management issues. Directors visit the Company’s departments and subsidiaries in order to gain additional knowledge about their operations. Further, all Directors participate as a group in ongoing continuing education through director education sessions that are held on a regular Board meeting date at least once per year. The Company also affords Directors the opportunity and funds to attend additional external director education programs. Management ensures that the Board is fully informed about the Company’s business by providing regular written financial reports, reports of operations, compliance reports and updates and other relevant reports at Board meetings at least quarterly, as well as between meetings and at committee meetings. Board materials related to agenda items are provided sufficiently in advance of Board meetings to allow the Directors time to prepare for meaningful discussion. All Board members also receive comprehensive quarterly financial reports and budget briefings from the Chief Financial Officer (“CFO”). Members of senior management attend regular Board meetings, or portions thereof, for the purpose of participating in discussions and providing management reports on business unit operations and operational developments and risks. Directors also have access to members of management and employees of the Company between meetings and, as necessary and appropriate, may consult with and engage, at the Company’s expense, independent legal, compensation, financial and accounting advisors to assist them in performing their duties to the Company and its stockholders.

Director Qualifications

The responsibility of service as a Director requires highly-skilled individuals with various qualities, skills, attributes, and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all Directors and that there are other skills and experiences that should be represented on the Board as a whole, but not necessarily by each Director. The Board and the Nominating and Corporate Governance Committee consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for all Directors

The Board and the Nominating and Corporate Governance Committee require that each Director be a recognized person of high integrity and ethical standards with a proven record of success in his or her field. Directors (other than the CEO) should also be independent, as defined in NASDAQ Rule 5605(a)(2). Each Director must also have a familiarity with and respect for corporate governance requirements and practices as well as an appreciation for diversity. While the Board does not have a specific diversity policy, they do consider diversity of race, ethnicity, gender, age, cultural background, and professional experiences in evaluating candidates for Board membership. All Directors should have sufficient time to properly discharge the duties associated with serving as a Director and to attend and participate in Board and committee meetings. The Nominating and Corporate Governance Committee also prefers that Director candidates have intangible qualities including the ability to ask difficult questions while continuing to work collegially with the other Directors and members of management.

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In 2012, the Nominating & Corporate Governance Committee also reviewed the competencies that are most likely to make a Director candidate successful on Portfolio Recovery Associates’ Board. The top competencies that were identified are listed below.

Director Competencies:

• Integrity and Trust	• Composure

• Strategic Agility	• Perspective

• Decision Quality	• Political Savvy

• Intellectual Horsepower	• Patience

• Business Acumen

Following the review of competencies the Board of Directors reviewed the knowledge, skills and abilities that they also believe would be essential for a Board Member. Below are the knowledge, skills and abilities that were identified as being essential for all Board members.

Director Knowledge, Skills, and Abilities:

• High integrity and ethical standards	• An appreciation for diversity

• A proven record of success	• Strong strategic agility

• Knowledge of corporate governance	• Availability to prepare for and participate in Board and Committee meetings

In addition, being fully competent in management expertise, having solid leadership skills, and having advanced insight into business strategy are considered by the Board as being very important.

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Specific Qualifications, Attributes, Skills, and Experience to be Represented on the Board

The Board and the Nominating and Corporate Governance Committee have identified certain qualifications, attributes, skills, and experiences that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The following table represents the characteristics that should be represented on the Board:

• High Level of Financial Literacy, to include being knowledgeable and qualified to review financial statements • Risk Oversight • Management Expertise • Diversity • Leadership Skills

•      Business Strategy Skills

•      Financial Industry Experience

•      Sales and Marketing Experience

•      Government Experience

•      Technology Experience

•      Understanding of and experience with complex public companies or like organizations

• Political or Financial Sector Policy Expertise • Experience with High Growth Companies • Entrepreneurial Spirit

Summary of Qualifications of Board of Directors (Active and Nominees)

The table below includes the specific qualifications, attributes, skills, and experience of each Director that led the Board to conclude that the Director is qualified to serve on the Board. While we look to each Director to be knowledgeable in these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the Director brings to the Board. The lack of an “X” for a particular item does not mean that the Director does not possess that qualification, attribute, skill, or experience.

Qualification	Fain	Fredrickson	Fuller	Kyle	Roberts	Tabakin	Voss

High Level of Financial Literacy	X	X			X	X	X

Risk Oversight			X			X	X

Management Expertise	X	X	X	X	X	X	X

Diversity	X		X	X

Leadership Skills	X	X	X	X	X	X	X

Business Strategy Skills	X	X	X	X	X	X

Financial Industry Experience		X	X		X		X

Sales and Marketing Experience				X

Government Experience				X

Technology Experience	X

Experience with Complex Organizations	X	X		X		X

Political or Financial Sector Policy Expertise				X	X

Experience with High Growth Companies	X	X	X		X	X	X

Entrepreneurial Spirit	X	X	X			X

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BOARD OF DIRECTORS

Director Nominees — Terms Expiring in 2013

John H. Fain	Age: 64 Director Since: March 2010 Class 2	PRA Committees: Audit Compensation	Education: BS, Computer Science, University of South Carolina

SKILLS AND QUALIFICATIONS

Mr. Fain has been a Director of PRA since March 1, 2010, and was elected to the Board by the Company’s stockholders at the 2010 annual meeting. Mr. Fain has more than 25 years of business management experience, including service as the founder, President and Chief Executive Officer of Metro Information Services. Metro Information Services was an information technology consulting services firm which went public in 1997, and subsequently merged with Keane, Inc. in 2001. Prior to co-founding Metro Information Services, Mr. Fain developed and ran his own independent data processing consulting practice, servicing clients in multiple states. Mr. Fain is currently retired, and serves on the Investment Committee of the Hampton Roads Community Foundation and the Endowment Committee of the Virginia Beach Aquarium and Marine Science Center Foundation. Mr. Fain was appointed to the Board of Directors because of his insight with respect to the use of information technology strategies in large multi-state companies, his operational and financial expertise and his experience as a Chief Executive Officer and Director of a sizeable public company.

David N. Roberts	Age: 51 Director Since: March 2002 Class 2	PRA Committees: Lead Director Compensation (Chair) Nominating and Corporate Governance Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BS, Economics, Wharton School of the University of Pennsylvania

SKILLS AND QUALIFICATIONS

Mr. Roberts has been involved with PRA since its formation in 1996, has been a Director of PRA since 2002 and currently serves as Lead Director. As Chief Operating Officer of Angelo, Gordon & Co. and a member of its executive committee, Mr. Roberts helped to start and grow a number of the firm’s businesses, including opportunistic real estate, private equity and net lease real estate, and RMBS. Currently he is the Chief Executive Officer of the firm’s publicly-traded REIT, AG Mortgage Investment Trust, Inc. Mr. Roberts, through his role at Angelo, Gordon & Co., helped to guide the Company through its transition from a small private company to a major, publicly-traded company. Prior to joining Angelo, Gordon & Co., Mr. Roberts was a principal at Gordon Investment Corporation, a Canadian merchant bank, from 1989 to 1993, where he participated in a wide variety of transactions. Prior to that he worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts’ qualifications to serve on the Board include his extensive knowledge of the Company and his financial expertise in business development, operations and strategic planning. Mr. Roberts is also intimately familiar with, and has a deep understanding of the industries in which the Company does business.

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Experience of Director — Term Expiring in 2013

John E. Fuller	Age: 69 Director Since: March 2010 Class 2	PRA Committees: Nominating and Corporate Governance Compensation

SKILLS AND QUALIFICATIONS

Mr. Fuller has been a Director of PRA since March 1, 2010, and was elected to the Board by the Company’s stockholders at the 2010 annual meeting. Mr. Fuller, who has more than twenty years of executive experience, co-founded Automotive Finance Company (“AFC”), an independent automobile floor plan financing company, where he served as AFC’s Chief Executive Officer. Following the sale of AFC to Auto Dealers Exchange Services of America in 1994, Mr. Fuller stayed on as Chief Executive Officer for another twelve years, after which he left to start Dealer Services Corporation (“DSC”), which also provides financing to automobile dealers throughout the country. Mr. Fuller acted as Chairman, President and Chief Executive Officer of DSC until January, 2010. Mr. Fuller was appointed to the Board because of his business development experience and expertise, his experience as a Chief Executive Officer, Chairman and Director of companies in the financial services industry and his significant corporate leadership and knowledge of the automobile financing business. Mr. Fuller’s name will not be on the ballot for re-election. Accordingly, his term as a Director of the Company will expire effective at the 2013 Annual Meeting.

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Experience of Directors Continuing in Office — Terms Expiring in 2014

Scott M. Tabakin	Age: 54 Director Since: 2004 Class 3	PRA Committees: Audit Compensation	Education: BS Accounting, University of Illinois

SKILLS AND QUALIFICATIONS

Mr. Tabakin has been a Director of PRA since 2004. He was a certified public accountant and has more than twenty-five years of public-company experience. He is Executive Vice President and Chief Financial Officer of ValueOptions, Inc., the nation’s largest independent, privately owned behavioral health and wellness company. Mr. Tabakin served as Executive Vice President and Chief Financial Officer of Bravo Health, Inc., a privately owned managed health care company from July 2006 until the sale of the company in November 2010. From October 2003 until July 2006, Mr. Tabakin was an independent financial consultant. He served as Executive Vice President and Chief Financial Officer of AMERIGROUP Corporation, then a publicly traded (NYSE) managed health care company, from May 2001 until October 2003. From October 1992 until May 2001, Mr. Tabakin was Executive Vice President and Chief Financial Officer of Beverly Enterprises, Inc., then the nation’s largest publicly traded (NYSE) provider of long-term health care. From June 1980 until October 1992, Mr. Tabakin was an executive with the accounting firm of Ernst & Young. These experiences, including his experience as a senior financial officer of large publicly traded companies, provide Mr. Tabakin with a comprehensive understanding of the complex financial and legal issues facing public companies and were all factors in our conclusion that Mr. Tabakin has made and continues to make strong contributions to the Company through his service on our Board.

James M. Voss	Age: 70 Director Since: November 2002 Class 3	PRA Committees: Audit (Chair) Public Company Directorships in the Last Five Years: AG Mortgage Investment Trust, Inc.	Education: BA, Northwestern University MBA, Northwestern University

SKILLS AND QUALIFICATIONS

Mr. Voss has been a Director of PRA since 2002. He has more than forty years of experience as a senior finance executive. Mr. Voss currently serves as an independent financial consultant. From 1992 through 1998, he was with First Midwest Bank as Executive Vice President and Chief Credit Officer. Prior to that, he served in a variety of senior executive roles during a twenty-four year career (1965-1989) with Continental Bank of Chicago, and was Chief Financial Officer at Allied Products Corporation (1990-1991), a publicly traded (NYSE) diversified manufacturer. Mr. Voss’ combination of expertise in the areas of business and finance enables him to provide unique insight and perspective to our Board and to address complex financial issues which may be presented to our Board.

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Experience of Directors Continuing in Office — Terms Expiring in 2015

Steven D. Fredrickson	Age: 53 President, CEO and Chairman of the Board Since: March 2002 Class 1	Education: BS, University of Denver MBA, University of Illinois

SKILLS AND QUALIFICATIONS

Prior to co-founding Portfolio Recovery Associates, Inc. in 1996, Mr. Fredrickson was Vice President of Household Recovery Services’ (HRSC) Portfolio Services Group from 1993 until 1996. At HRSC, he was ultimately responsible for portfolio sale and purchase programs, finance and accounting, and other functional areas. Prior to joining HRSC, Mr. Fredrickson spent five years with Household Commercial Financial Services where he managed a national commercial real estate workout team. He also was employed for five years as a member of the FDIC workout department of Continental Bank of Chicago, specializing in corporate and real estate workouts. Mr. Fredrickson has an MBA from the University of Illinois and a bachelor’s degree from the University of Denver. He is active on the advisory Boards of GWC Warranty and CIVC Partners, and is a Director on the Board of the United Way of South Hampton Roads. He also is on the executive advisory council of the College of Business and Public Administration at Old Dominion University and is a past Board Director of the American Asset Buyers Association.

Penelope W. Kyle	Age: 64 Director Since: October 2005 Class 1	PRA Committees: Nominating and Corporate Governance (Chair)	Education: BS, Guilford College of NC Post-graduate work, Southern Methodist University MBA, College of William and Mary JD, University of Virginia

SKILLS AND QUALIFICATIONS

Ms. Kyle has been a Director of PRA since 2005. Ms. Kyle currently serves as the Chair of the Nominating and Corporate Governance Committee. Ms. Kyle is currently the President of Radford University. Prior to her appointment as President of Radford University in June 2005, she had served since 1994 as Director of the Virginia Lottery under three Virginia governors. Earlier in her career, Ms. Kyle was an attorney with the law firm McGuire Woods in Richmond, Virginia. She was later employed at CSX Corporation, where during a 13-year career, she became the company’s first female officer and a vice president in the finance department. Ms. Kyle also has prior service as a Director and chairman of the audit committee of a publicly traded company. Ms. Kyle brings a unique and valuable perspective to our Board based on her distinctive background in law, business, academia and government, particularly with respect to matters relating to law and corporate governance.

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COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Company’s Board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each non-employee Director serves on at least one committee of the Board. The committees of the Board regularly report on their activities and results of meetings to the full Board. Only independent non-employee Directors that have been determined by the Board to be independent as defined by the associated NASDAQ rules may serve on Board committees.

Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.

The Audit Committee’s primary duties and responsibilities are to:

•	Monitor and review the integrity of the Company’s financial reports and monitor and provide oversight of the Company’s systems of internal controls regarding finance, accounting and legal compliance;

•	Engage and monitor the independence and performance of the Company’s independent auditors;

•	Monitor the independence and performance of the Company’s internal auditors; and

•	Provide an avenue of communication between the independent auditors, management, the internal audit department and the Board.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

The Audit Committee shall perform any other activities consistent with its Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Audit Committee members shall meet the requirements of the Securities and Exchange Commission (“SEC”), the Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002. All three members are independent and financial experts.

A copy of the charter of the Audit Committee will be mailed to any stockholder who makes a request to the Corporate Secretary at 140 Corporate Boulevard, Norfolk, Virginia 23502 Attention: Corporate Secretary, and is also available online at the Corporate Governance section of the Investor Relations page on the Company’s corporate website, www.portfoliorecovery.com.

Compensation Committee

The Compensation Committee oversees the development and administration of the Company’s compensation and benefits policies and programs. As described in its charter, the Compensation Committee’s primary responsibilities are to:

•	Develop and oversee the implementation of the Company’s compensation philosophy with respect to the Directors, the CEO, the other NEOs and other executives who report directly to the CEO;

•

Assure that the Company’s executives are compensated consistent with such compensation philosophy, internal equity considerations, market practice and the requirements of the appropriate employment and other applicable laws and regulatory bodies;

•

Review and recommend to the full Board the Company’s Compensation Discussion and Analysis disclosure containing the Company’s compensation policies and the reasoning behind such policies, as required by the SEC;

•	Review compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk; and

•	Prepare a Compensation Committee report for the Company’s annual reports and/or proxy statements.

As stated in its charter, the Compensation Committee has sole authority to retain and terminate an independent consulting firm. Pursuant to this authority, the Compensation Committee has engaged Frederic W. Cook, Co., Inc. (“FW Cook”) to assist in the evaluation of executive compensation. The Charter of the Compensation Committee is available on the Investor Relations page of the Company’s website, and will be provided to any stockholder who sends a request to the Corporate Secretary at the Company’s mailing address. No officer of the Company has

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ever served on any compensation committee or board of directors of any other company with respect to which a Director is an executive officer. For more information on the responsibilities and activities of the Compensation Committee, see the “Compensation Discussion and Analysis” section. The Committee’s charter, which sets out its duties and responsibilities, can be found on the Investor Relations section of our website at www.portfoliorecovery.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee ensures that the Board has an effective corporate governance program in place by reviewing the Company’s corporate governance practices and related public issues important to the Company, and making recommendations to the Board on such issues. As more fully described in its charter, the Nominating and Corporate Governance Committee is responsible for

•	Conducting annual reviews of the composition of all committees;

•	Making recommendations concerning Board dynamics;

•	Developing and monitoring the Company’s succession plan for key positions within the Company’s leadership team;

•	Overseeing Director education and development; and

•	Ensuring that the Board and its committees conduct and discuss their annual self evaluations.

The Nominating and Corporate Governance Committee is also responsible for identifying, reviewing and recommending nominees for election to the Board. In addition to considering the qualifications of candidates suggested by current Directors and by officers of the Company, they also consider any candidates who may be recommended by stockholders in accordance with Section 2.11 of the Company’s By-laws and Article Five of the Company’s Certificate of Incorporation. For more information on the procedures for submission of stockholder proposals, see the “Submission of Stockholder Proposals” section. The Nominating and Corporate Governance Committee uses the same criteria in evaluating any candidates nominated by a stockholder, current Directors and officers of the Company.

The Nominating and Corporate Governance Committee seeks to determine whether a candidate meets the Company’s general Board membership qualifications, possesses the skills required of a Director and will contribute to the diversity of talent represented on the Board. The Nominating and Corporate Governance Committee arranges and conducts personal interviews of candidates, as appropriate. In addition, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience.

The Nominating and Corporate Governance Committee recommended to the Board the candidates for re-election who are included on the ballot for this Annual Meeting. Any nominee for Director who receives a greater number of votes withheld from or against his or her election than votes for his or her election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider the best interests of the Company and its stockholders and will recommend to the full Board the action to be taken with respect to the tendered resignation. The duties and responsibilities of the Nominating and Corporate Governance Committee are specified in its charter. The charter of the Nominating and Corporate Governance Committee, which was amended in February, 2013 is available at the Investor Relations page of the Company’s website, at www.portfoliorecovery.com, and will be mailed to any stockholder who sends a request to the Corporate Secretary at the Company’s mailing address.

The Company did not receive any recommendations of potential director candidates from stockholders for consideration at the 2012 Annual Meeting.

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THE BOARD AND COMMITTEES

The following table shows the current membership for each of the standing committees of the Board as of the Record Date.

Committee Memberships
Name	Audit	Compensation	Nominating & Corporate Governance
Steven D. Fredrickson, Chairman
James M. Voss	Chair
Scott M. Tabakin	X	X
Penelope W. Kyle			Chair
David N. Roberts, Lead Director		Chair	X
John H. Fain	X	X
John E. Fuller(1)		X	X
Number of Meetings in 2012	10	5	4

(1)	Mr. Fuller will not serve as a director after the Annual Meeting, and, accordingly, will not be a member of the Nominating and Corporate Governance or Compensation Committees after the Annual Meeting.

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CORPORATE GOVERNANCE

PRA’s Board and management are committed to strong corporate governance and sound business practices. The Company has a code of business conduct and ethics which satisfies the requirements for a “code of ethics” under the SEC rules and covers the members of our Board; our officers including, without limitation, our CEO and CFO; and our employees. Our code of business conduct and ethics addresses, among other items, conflicts of interest, confidentiality, fair dealing, protection and use of corporate assets, compliance with laws and the reporting of illegal or unethical behavior. The Company will disclose amendments to our code of business conduct and ethics, as well as any waivers thereof, on its website, www.portfoliorecovery.com, to the extent permissible by the rules and regulations of the SEC and the NASDAQ. There were no waivers of the code of business ethics granted in 2012.

The Company’s corporate governance guidelines, code of business conduct and ethics and the charters of the committees of the Board are posted on the Investor Relations page of the Company’s website, www.portfoliorecovery.com. Please note that the website does not constitute a part of this Proxy Statement. These materials are also available in print to any stockholder upon request. The Board regularly reviews committee charters and major corporate governance developments and modifies its governance principles, committee charters and key practices as warranted. Additionally, the Board conducts assessments of each of its committees and of itself. This process enhances Director, committee, and Board effectiveness. At the conclusion of the Board and committee assessments, the Board uses the information obtained to evaluate and refine its processes and committee charters, as necessary.

DIRECTOR ATTENDANCE

During 2012, the Board held 17 meetings: 5 regular and 12 special meetings. The majority of the Board attended 100% of the regular meetings of the Board in 2012. Each Director attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served during 2012. All Directors are encouraged, but not required, to attend our Annual Meeting of stockholders. All of our incumbent directors attended the 2012 Annual Meeting of stockholders with the exception of Mr. Fuller.

DIRECTOR INDEPENDENCE

The Board currently consists of seven Directors, one of whom is currently employed by the Company (Steven D. Fredrickson, CEO). The Board has established guidelines which conform to the independence requirements of the NASDAQ listing standards to assist it in determining director independence. In February 2013, the Directors completed Directors’ and Officers’ questionnaires in accordance with current proxy disclosure requirements. These included updated information concerning their qualifications and experience, as well as any conflicts of interest, job changes, and any material transactions, relationships, and other arrangements between the Company and the Directors or immediate family members of the Directors. A Director’s immediate family members include the Director’s spouse, parents, children, siblings, in-laws, and anyone (other than domestic employees) who shares the Director’s home. Based on the responses received and other available information, it was determined that all of the non-employee Directors of the Company lack material relationships with the Company, and are independent Directors under applicable securities law requirements and NASDAQ rules. The Board has also concluded that each of the members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee meet the NASDAQ independence tests. These determinations were made based upon a number of facts, including, but not limited to, the following:

•

Except for Steven D. Fredrickson, the Chairman of the Board and CEO, no Director is, or has ever been, an executive officer of the Company or employed by the Company or its subsidiaries, or has an immediate family member who is an employee or officer of the Company or its subsidiaries or has any current or past material relationships with the Company;

•	No Director, other than the CEO has ever received any compensation from, worked for, been retained by, or received anything of substantial value from the Company, other than Director compensation;

•

No Director or any member of any Director’s immediate family is, or ever was, employed by the Company’s independent registered public accounting firm, or ever worked on the Company’s audit at any time;

•

No NEO serves on the board of directors of any company that employs a Director or any member of the immediate family of a Director, none sits on a board of directors of any company at which a Director is the chief executive officer or chief operating officer, and no Director or any member of the immediate family of a Director has been an executive officer of any entity having a compensation committee on which one or more of the Company’s executive officers has concurrently served;

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•

None of the independent Directors, their respective affiliates or members of their immediate family, directly or indirectly, has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the Director is independent;

•

No Director and no immediate family member of any Director is a partner or controlling stockholder, director or executive officer of any entity from which the Company purchases goods or services, or to which the Company makes charitable contributions in excess of 5% of the entity’s consolidated gross revenues for that year, or $200,000, whichever is greater; and

•	There is no family relationship among any of the Directors or executive officers of the Company.

We do not have any related person transactions to report for fiscal year 2012.

INDEPENDENT DIRECTOR MEETINGS

Non-employee Directors meet at least quarterly in executive session without management present, as part of each regularly scheduled Board meeting. The Lead Director acts as chairman of these sessions, at which the independent Directors have the opportunity to frankly discuss management’s performance.

BOARD LEADERSHIP

The structure of our Board Leadership consists of a Chairman (who is also our CEO), strong independent committee chairs and a Lead Independent Director, who is elected by the independent Directors. Our Board believes that the current Board leadership structure, in which the roles of Chairman and Chief Executive Officer are held by one person, is best for the Company and its stockholders at this time. As Chairman and Chief Executive Officer, Mr. Fredrickson is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our Directors, while also working closely with Mr. Roberts, the Lead Director. However, the Board does review the appropriateness of this structure on a regular basis. Our Lead Director coordinates the activities of the other independent Directors to ensure strong independent oversight of management; facilitates information flow and communication by acting as a liaison between the Directors and management; chairs all meetings of the Board during executive session; and is authorized to call meetings of the independent Directors and retain any outside advisors and consultants who report directly to the Board. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance; therefore the independent Directors meet in executive session at each regular Board meeting.

BOARD RISK OVERSIGHT

The Board, as a whole and through its committees, is responsible for overseeing PRA’s risk profile and management’s processes for assessing and managing risk, and management is responsible for day-to-day risk management. The Board recognizes that the Company faces a broad range of risks, including financial, regulatory, operational, political, reputational, governance, and legal, that may affect the Company’s ability to execute corporate strategies and fulfill business objectives. The Board operates within a climate of transparency and uninhibited dialog with senior management. Consistent with this approach, senior management attends the regular meetings of the Board and routinely reports on their activities. These reports include risk considerations and discussions concerning actions and strategies for monitoring, managing and mitigating any risks identified. The Board meets regularly to discuss the strategic direction of the Company; a consideration of key risks is essential to the Company’s strategic planning process. The Company’s Risk Management Group documents known risks, assesses the sufficiency of risk identification, and recommends the appropriate manner in which to control or mitigate those risks. This group provides quarterly risk management reports to the Audit Committee.

Certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk. These include the following:

•

The Audit Committee is responsible for direct oversight of the Company’s Risk Management Group. The Company’s Risk Management Group provides the Audit Committee with quarterly risk management updates. Additionally, the Audit Committee receives quarterly reports from the Company’s CFO and the Company’s external auditors on financial risks, compliance with reporting requirements, and internal controls. The Audit Committee also receives quarterly reports from the Company’s Director of Internal Audit on the results of internal audit testing; and

•	The Compensation Committee takes measures to prevent the Company’s compensation programs and incentives from leading to decisions that encourage or promote excessive risk-taking.

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The Compensation Committee, with assistance from FW Cook, has reviewed the Company’s compensation policies and practices for all employees, including our NEOs, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee considers that our compensation programs incorporate several features which promote the creation of long-term value and reduce the likelihood of excessive risk-taking by our employees. These features include: (i) a balanced mix of cash and equity, annual and longer-term incentives, and types of performance metrics, (ii) the ability of the Compensation Committee to exercise negative discretion over all incentive program payouts, (iii) performance targets for incentive compensation that include objective Company goals and allow for individual levels of achievement toward those goals, (iv) time-based vesting of long-term equity program awards that encourages long-term retention, (v) a bonus pool for the majority of non-executive employees that is capped at an amount equal to a percentage of each employee’s annual base pay and (vi) executive stock ownership guidelines to further align executives with the Company’s stockholders.

COMMUNICATION WITH DIRECTORS

Stockholders may communicate with members of the Board by transmitting their correspondence by mail, email or facsimile. All such communications should be sent to the attention of the Corporate Secretary, at the address specified below:

Judith Scott

Executive Vice President, General Counsel and Secretary

Portfolio Recovery Associates, Inc.

Riverside Commerce Center

140 Corporate Boulevard

Norfolk, VA 23502

jsscott@portfoliorecovery.com

Fax: 757-321-2518

The Company’s confidential toll-free hotline may be used by any stockholder who prefers to raise a concern to the Board in a confidential or anonymous manner by dialing 1-800-290-1650. All telephone calls to the Company’s confidential hotline are referred to the Chairman of the Audit Committee, who is responsible for ensuring that such matters are appropriately investigated.

Communications received from stockholders to one or more Directors will be collected and organized by the Corporate Secretary and forwarded to the Chairman of the Board, or if addressed to an identified Independent Director, to that Director, as soon as practicable. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence or summaries. The Corporate Secretary will determine whether any communication addressed to the entire Board as a whole should be properly addressed by the entire Board, or by a committee of the Board. If a response to the communication is warranted, the content and method of the response will be coordinated with the Company’s General Counsel.

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POLICIES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company requires disclosure of any relationships and transactions in which the Company, its Directors, its executives or their immediate family members are participants, and conducts a review of transactions of the Company with any stockholders owning five percent (5%) or greater of the Company’s outstanding common stock, to determine whether there are any such transactions in amounts at or exceeding the minimum threshold for disclosure in this Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000) in which a related person has a direct or indirect material interest. The Company’s General Counsel is primarily responsible for developing and implementing the policy and procedures relative to the review and approval of related party transactions. The complete details of any proposed transaction must be presented to the Company’s General Counsel by the party intending to enter into the transaction. The Company’s General Counsel will make an initial materiality determination, and when appropriate, will prepare a written analysis and recommendation to the Nominating and Corporate Governance Committee based on: (i) the nature of the proposed transaction; (ii) the related person’s interest in the transaction; (iii) the dollar value of the transaction; (iv) the importance of the transaction to the business of the Company;(v) the material terms of the transaction; and (vi) the overall fairness of the transaction to the Company. Based on the foregoing factors, the Nominating and Corporate Governance Committee will decide whether or not to recommend that the proposed transaction be brought before the full Board for consideration. If the matter is presented to the Board for a vote, and a related party is involved in the transaction, he or she will not be allowed to participate in any discussions and decisions concerning the transaction. If the Board approves the transaction, the Company’s General Counsel will ensure that a written arm’s length contract between the parties is appropriately executed by all parties. There were no reportable related party transactions with the Company in 2012, and no such transactions are currently proposed or being considered.

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PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company’s stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosures. This vote, provides stockholders with the opportunity each year to express their positive or negative vote on the Company’s overall executive compensation program, policies and procedures. Our Board believes that annual advisory votes on a resolution to approve NEO compensation will allow the Company’s stockholders to provide more regular input to the Company on our compensation philosophy, policies and practices as disclosed in our proxy statements.

An objective of the Company is to retain highly qualified and talented executives and to provide appropriate incentives to encourage their high performance, which creates value for the Company’s stockholders. As described in detail in this Proxy Statement, the Company seeks to closely align the interests of its NEOs with the interests of its stockholders and appropriately reward executive performance while avoiding the encouragement of unnecessary or excessive risk-taking. Stockholders are encouraged to read this Proxy Statement’s Compensation Discussion and Analysis for a more detailed discussion of the Company’s executive compensation programs, philosophy and principles. A vote on this matter will not address any specific item of compensation, but rather the overall compensation of the Company’s NEOs. Accordingly, stockholders are asked to indicate their support for the Company’s compensation of its NEOs by casting their votes “FOR” the following resolution:

“RESOLVED, that the stockholders of Portfolio Recovery Associates, Inc. approve, on an advisory basis, the compensation of the NEOs whose names are listed in the Summary Compensation Table on page 54 herein, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables and narrative.”

This vote is advisory and non-binding, but will provide information to the Company and the Compensation Committee regarding stockholder sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2013 and beyond. The Compensation Committee values the opinions of its stockholders and will take into consideration any concerns they may raise when making future executive compensation decisions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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NAMED EXECUTIVE OFFICERS

•	Steven D. Fredrickson, 53, Chairman, President and Chief Executive Officer. A complete description of Mr. Fredrickson’s qualifications is set forth on page 10 of this Proxy Statement.

•

Kevin P. Stevenson, 49, Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary. Prior to co-founding the Company in 1996, Mr. Stevenson served as Controller and Department Manager of Financial Control and Operations Support at HRSC from 1994 to 1996. Prior to joining HRSC, he served as Controller of Household Bank’s Regional Processing Center in Worthington, Ohio. He is a certified public accountant and received his B.S.B.A., with a major in accounting from The Ohio State University.

•

Michael J. Petit, 53, President, Bankruptcy Services. Mr. Petit joined the Company in 2003 to lead the Company’s efforts in purchasing bankrupt consumer accounts. Prior to joining PRA, Mr. Petit was Managing Director and Head of the Core and Communications Technologies Group in the Investment Banking Division of Pacific Crest Securities. Mr. Petit has also held senior investment banking positions with Jefferies & Company and Banc One Capital Markets. Mr. Petit received a B.S. in mechanical engineering from the University of Illinois and an M.B.A. from The University of Texas at Austin.

•

Neal Stern, 45, Executive Vice President, Operations. Mr. Stern joined the Company in January 2008 and is responsible for all owned portfolio collection activity, including call centers, legal outsourcing, collection agency outsourcing, probate, customer service, and portfolio collection strategy and analytics. Mr. Stern was most recently a senior executive with the Target Corporation, running collection and customer service vendor management operations. Mr. Stern attended the University of Minnesota.

•

P. Kent McCammon, 46, Executive Vice President, Strategy and Business Development. Mr. McCammon joined the Company in 2007. He maintains responsibility for the Company’s global strategy and business development as well as merger and acquisition activities. Prior to joining PRA, Mr. McCammon most recently served as Managing Director of Shamrock Holdings, the investment arm of the Disney family. He also served in leadership roles at Trader Publishing, LLC, Atlantic Capital Management, Scott & Stringfellow, Lehman Brothers, and Smith Barney. Mr. McCammon earned a B.S. degree from the McIntire School of Commerce and an M.B.A. from the Darden Graduate School of Business, both at the University of Virginia.

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PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board has appointed KPMG LLP as its independent registered public accounting firm, to audit its consolidated financial statements for the year ending December 31, 2013, and to audit the effectiveness of its internal control over financial reporting as of December 31, 2013. The Board considers the selection of the Company’s independent registered public accounting firm to be a matter of stockholder concern and is therefore submitting the selection of KPMG LLP for ratification by the Company’s stockholders as a matter of good corporate practice. The Audit Committee is not required to take any action as a result of the outcome of the vote on this Proposal 3. However, if our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may investigate the reasons for such stockholder rejection and may consider whether to select a different independent registered public accounting firm. Even if the selection of KPMG LLP is ratified by the stockholders, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. KPMG LLP representatives are expected to attend the 2013 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Principal Accountant Fees and Services

KPMG LLP served as the Company’s independent registered public accounting firm with respect to the audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2012.

The following table sets forth the fees billed or expected to be billed by KPMG LLP for audit and other services for the years ended December 31, 2012 and 2011.

SERVICE	2011	2012
Audit Fees (1)	$673,000	$896,755
Audit Related Fees (2)	$52,500	$39,500
Tax Fees (3)	$140,510	$243,078
All Other Fees (4)	$2,250	$2,700

Total	$868,260	$1,182,033

(1)

Audit Fees primarily relate to the audits of the Company’s annual consolidated financial statements and effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audits of statutory reports related to the Company’s U.K. subsidiary for 2012.

(2)	Audit Related Fees primarily relate to engagements to report on internal controls for selected information systems (SOC 1 reports).
(3)	Tax Fees primarily relate to the preparation of tax returns and for tax consultation services.
(4)	All Other Fees relate to an annual subscription to KPMG LLP’s proprietary accounting research tool.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services, services related to internal controls and other services. The independent registered public accounting firm and the Company’s CFO periodically report to the Audit Committee regarding the services provided by the independent registered public accounting firm in accordance with this pre-approval policy. During 2012 the Audit Committee pre-approved all of the services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

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PROPOSAL 4 — APPROVAL OF 2013 OMNIBUS INCENTIVE PLAN

On March 28, 2013, the Board of Directors approved the Company’s 2013 Omnibus Incentive Plan (the “Omnibus Incentive Plan” or “Plan”), subject to the approval of the stockholders at this Annual Meeting. The following summary of the principal features of the Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan which is attached to this proxy statement as Appendix A.

The Omnibus Incentive Plan, if approved, will allow us to continue to provide our key employees compensation in the form of long-term equity incentive awards, such as stock options, restricted stock units, stock appreciation rights and restricted stock. Equity incentives form an integral part of the compensation paid to many of our employees, particularly those in positions of key importance. Approval of the Plan is therefore critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees. After the date of the approval of the Omnibus Incentive Plan by stockholders, no awards may be granted under our 2010 Stock Plan.

SUMMARY OF THE OMNIBUS INCENTIVE PLAN

Purpose of the Omnibus Incentive Plan

The purpose of the Omnibus Incentive Plan is to assist the Company in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the Plan.

Shares Available

The maximum number of shares of the Company’s common stock that are available for awards under the Omnibus Incentive Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 1,800,000 shares, less one (1) share of common stock for every one (1) share of common stock that was subject to a stock option or other award granted after December 31, 2012 under our 2010 Stock Plan. Any shares of common stock that are subject to stock options or other award granted under the Plan shall be counted against this limit as one (1) share of common stock for every one (1) share of common stock granted.

If any shares of common stock subject to an award under the Omnibus Incentive Plan or, after December 31, 2012, any shares of common stock subject to an award under the 2010 Stock Plan (i) are forfeited or expire or (ii) an award terminates, is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award (including payment in shares when a stock appreciation right (“SAR”) is exercised), the shares subject to the award may be used again for awards under the Omnibus Incentive Plan to the extent of the forfeiture, expiration, termination, cash settlement or non-issuance. The following shares of common stock will also be added to the shares available for issuance under the Plan: (i) shares tendered by the participant or withheld by us in payment of the exercise price of an option under the Omnibus Incentive Plan or, after December 31, 2012 under the 2010 Stock Plan, and (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award under the Plan or, after December 31, 2012 under the 2010 Stock Plan.

Shares of common stock subject to awards made under the Omnibus Incentive Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or a subsidiary combine (“Substitute Awards”), do not reduce the maximum number of shares that are available for awards under the Plan. In addition, the available shares under the Plan may be increased in connection with an acquisition or merger in accordance with NASDAQ Listing Rule 5635-IM; i.e., by the shares remaining available under a pre-existing, stockholder approved plan of an acquired or merged company (adjusted to reflect the exchange or valuation ratio in the acquisition or merger) subject to other requirements of that rule.

The maximum number of shares of common stock that may be issued under the Plan pursuant to the exercise of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is 1,800,000 shares.

Eligibility. Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the Omnibus Incentive Plan. Options may be either incentive stock options, or nonstatutory stock options. Awards may be granted under the Plan to any employee and non-employee member of the Board, and any consultant or advisor who is a natural person and provides services to us; incentive stock options may be granted only to our employees.

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Awards to be Granted to Certain Individuals and Groups. As of March 31, 2013, 3,082 employees and non-employee directors would have been eligible to participate in the Omnibus Incentive Plan had it been effective. The Compensation Committee in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants. The Omnibus Incentive Plan provides that no participant may be granted (i) options or SARs in any calendar year to purchase more than 250,000 shares of common stock, (ii) restricted stock awards, restricted stock unit awards, performance awards or other share based awards in any calendar year that are intended to be performance-based compensation under Section 162(m) of the Code covering more than 150,000 shares or (iii) performance-based awards in any calendar year that are intended to be performance-based compensation under Section 162(m) of the Code and are denominated in cash under which more than $5,000,000 may be earned ($10,000,000 for awards that have a multi-year performance period). The limitations in the prior sentence are multiplied by two for awards granted to a participant in the first calendar year in which the participant commences employment with us.

Limit on Awards to Directors. Under the Omnibus Incentive Plan, in no event may any non-employee Director of the Company receive awards in any calendar year with an aggregate grant date fair value of more than $400,000. This limit is increased to $600,000 in the first year. Grant date fair value for this purpose will be computed as of the grant date for an award in accordance with the applicable financial accounting rules.

Administration. The Omnibus Incentive Plan will be administered by the Compensation Committee (or a subcommittee) which shall consist of at least two members of the Board, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”), an “outside director” under Section 162(m) of the Code and an “independent Director” under the rules of the principal U.S. national securities exchange on which the common stock is traded (the “Principal Exchange”), to the extent required by such rules. The Compensation Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. The Compensation Committee may, to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of the Principal Exchange (i) delegate to a committee of one or more Directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Omnibus Incentive Plan, and (ii) authorize one or more officers to make awards to employees who are not Directors or officers and cancel or suspend awards under the Plan to such employees. The authorization must specify the total number of shares that may be awarded.

Stock Options. The Compensation Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed exercise price subject to terms and conditions set by the Compensation Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The exercise price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted (except for Substitute Awards). Fair market value of the common stock is generally equal to the closing price for the common stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported), except for Substitute Awards. As of March 28, 2013, the closing price of the common stock as reported on the NASDAQ Stock Exchange was $126.92 per share.

The Omnibus Incentive Plan permits payment of the exercise price of stock options to be made by cash or cash equivalents, shares of Common stock previously acquired by the participant, any other form of consideration approved by the Compensation Committee and permitted by applicable law (including withholding of shares of Common stock that would otherwise be issued on exercise), or any combination thereof. A participant who is subject to Section 16 of the Exchange Act may direct the Company to withhold shares of Common stock that would otherwise be issued on exercise to pay the exercise price and/or withholding taxes due on exercise. Options granted under the Plan expire no later than 10 years from the date of grant.

Stock Appreciation Rights. The Compensation Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Omnibus Incentive Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market

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value of a share of Common stock on the date the SAR is granted (except for Substitute Awards). The term of a SAR may be no more than 10 years from the date of grant. SARs are subject to terms and conditions set by the Compensation Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services.

Upon exercise of a SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common stock or other property, or any combination thereof, as the Compensation Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the Omnibus Incentive Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common stock and the right to receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on restricted stock that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of Common stock may be granted either alone or in addition to other awards granted under the Omnibus Incentive Plan, and are also available as a form of payment of performance awards granted thereunder and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have any of the rights of a stockholder, including voting rights with respect to the award (provided that dividend equivalents may be granted). Any cash dividends and share and other property distributed with respect to the award will be subject to the requirements for dividend equivalents on restricted stock units that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below. Payment of restricted stock units in shares (unless otherwise determined by the Committee in the award agreement) will be made within 30 days after the units vest.

Other Share-Based Awards. The Omnibus Incentive Plan also provides for the award of shares of Common stock and other awards that are valued by reference to Common stock or other property (“Other Share-Based Awards”). Such awards may be granted alone or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of Common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The performance period for performance awards will not be shorter than one year unless the award is not payable in shares. Performance awards may be paid in a lump sum or in installments, or on a deferred basis subject to the requirements of Section 409A of the Code.

Performance Criteria. At the Compensation Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria (which may incorporate pre-defined adjustments): revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead

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and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; competitive market metrics; timely completion of new product roll-outs; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; and recruiting and maintaining personnel. The performance goals may be determined solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude under the terms of the performance awards (to the extent permitted by Section 162(m) of the Code) the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria. The Compensation Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m) of the Code. The Compensation Committee may not waive achievement of performance goals for such awards, except in the case of death or disability.

Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the Compensation Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common stock covered by an award. Except as otherwise provided in an award agreement, the Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing. The Omnibus Incentive Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of the Common stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.

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Nontransferability of Awards. No award under the Omnibus Incentive Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the Compensation Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a non-extraordinary cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common stock or the value thereof, adjustments to the Omnibus Incentive Plan and awards shall be made (in accordance with Sections 409A and 424 of the Code, as applicable) in order to prevent dilution or enlargement of the rights of participants that would otherwise result from such transaction or change, including adjustments in the number and class of shares of stock available for awards under the Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment. The Compensation Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Clawback. The Omnibus Incentive Plan provides that in the event of a restatement of the Company’s financial statements which reduces the amount of the awards that would have been paid or vested had the financial results been properly reported, the Compensation Committee may cancel or clawback all or any portion of awards or the gain realized on the award. In addition, all awards (and the benefits derived from the awards) are subject to recovery by the Company if required by rules adopted by the SEC or the NASDAQ Stock Exchange to implement Section 10D of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other applicable rule, regulation or law.

Amendment and Termination. The Omnibus Incentive Plan may be amended or terminated by the Board except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common stock available for awards thereunder, expands the types of awards available, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions prohibiting the repricing of stock options and SARs as described above under “No Repricing,” increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Omnibus Incentive Plan will expire on the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Omnibus Incentive Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of Common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made

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within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of Common stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction. The Company generally will be entitled to a tax deduction in connection with an award under the Omnibus Incentive Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s CEO and to each of the next three most highly compensated executive officers other than the CFO. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as performance-based compensation under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Compensation Committee and the exercise or grant price of the award is no less than the fair market value of the Common stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Compensation Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

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Grants under the Omnibus Incentive Plan

There have been no grants under the Omnibus Incentive Plan; accordingly, the benefits or amounts that will be received as a result of the Omnibus Incentive Plan are not currently determinable.

The following table sets forth aggregated information about the 2010 Stock Plan under which equity securities of the Company are authorized for issuance as of December 31, 2012:

Plan Category	Number of Securities Authorized for Issuance Under the Plan	Number of Securities to be Issued Upon Exercise of Outstanding Nonvested Shares	Weighted-Average Exercise Price of Outstanding Nonvested Shares	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,000,000	261,558	$0.00	550,231
Equity compensation plans not approved by stockholders	None	None	N/A	None

Total	2,000,000	261,558	$0.00	550,231

The number of securities remaining available for future issuance in the last column of the table above will no longer be available for future grants if the Omnibus Incentive Plan is approved by stockholders.

There were no outstanding stock options as of December 31, 2012 (and no stock options have been issued in 2013). The number of securities in the third column of the table above consist of time-based and performance-based restricted stock awards.

As of the record date there were a total of 16,959,150 shares of common stock outstanding.

The following table sets forth the number of time-based restricted stock granted by the Company in the years indicated (no stock options were granted in any of those years). In addition, the table provides the number of shares of performance-based restricted stock earned and the weighted average number of shares of common stock outstanding in the year indicated.

Year	Number of Options Granted	Number of Shares of Time- Based Restricted Stock Granted	Number of Shares of Earned Performance-Based Restricted Stock	Weighted Average Number of Shares of Common Stock Outstanding
2012	—	52,839	88,752	16,997,000
2011	—	47,457	126,703	17,110,000
2010	—	57,315	31,123	16,820,000

Required Vote

Approval of the Omnibus Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented, in person or by proxy, provided at a meeting at which a quorum is present. The Board is of the opinion that approval of the Plan is in the best interests of the Company and its stockholders and recommends a vote for the approval of the Plan. All proxies will be voted to approve the Omnibus Incentive Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2013 OMNIBUS INCENTIVE PLAN.

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PROPOSAL 5 — APPROVAL OF 2013 ANNUAL NON-EQUITY INCENTIVE PLAN

Background

We are asking stockholders to approve the Portfolio Recovery Associates, Inc. 2013 Annual Non-Equity Incentive Plan (the “2013 Non-Equity Incentive Plan”), which was approved by the Board on March 28, 2013, subject to stockholder approval.

The 2013 Non-Equity Incentive Plan is designed so that the awards under the Plan will satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, we may not deduct for federal income tax purposes the compensation paid to our CEO or any of the next three most highly compensated executive officers (other than our CFO) to the extent that it exceeds $1,000,000 in any year, unless it qualifies as “performance-based compensation.”

One of the requirements for compensation to be treated as “performance-based compensation” is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Code Section 162(m) the material terms are (i) the employees eligible to receive compensation, (ii) a description of the criteria on which the performance goal will be based and (iii) the maximum amount of compensation that can be paid to an employee under the 2013 Non-Equity Incentive Plan. Stockholder approval of the 2013 Non-Equity Incentive Plan is intended to constitute approval of each of the material terms, which are discussed below.

The following summary of the principal features of the 2013 Non-Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2013 Non-Equity Incentive Plan, which is attached to this proxy statement as Appendix B.

Summary of the 2013 Non-Equity Incentive Plan

Purpose of the 2013 Non-Equity Incentive Plan. The purposes of the 2013 Non-Equity Incentive Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives sand financial rewards to such executive officers upon the achievement of certain financial and other business performance goals.

Administration; Amount of Awards. The Compensation Committee of the Board (or a subcommittee thereof) will administer the 2013 Non-Equity Incentive Plan. The Compensation Committee (or subcommittee) must consist solely of two or more Directors of the Company who qualify as “outside directors” under Section 162(m) of the Code.

The Compensation Committee will interpret and determine all questions relating to the 2013 Non-Equity Incentive Plan and take any action it deems necessary or advisable for its proper administration. All decisions of the Compensation Committee shall be final, conclusive and binding on the Company, participants and any person who claims a benefit or right to an award under the 2013 Non-Equity Incentive Plan.

Subject to the terms of the 2013 Non-Equity Incentive Plan, the Compensation Committee has the sole discretion to determine the amounts, terms and conditions of each award. The maximum amount payable to a participant under an award under the 2013 Non-Equity Incentive Plan for a Performance Period (as defined below) is $5,000,000. The maximum amount payable will be proportionately adjusted if the Performance Period is shorter or longer than 12 months.

Eligibility. Our CEO and any other executive officer of the Company or of any affiliate may be selected by the Compensation Committee to receive an award under the 2013 Non-Equity Incentive Plan for any year. The selection must occur within 90 days after the beginning of the Performance Period or, if the Performance Period is less than 12 months, prior to the expiration of 25% of the Performance Period.

Performance Goals. Under the 2013 Non-Equity Incentive Plan, the Compensation Committee will determine whether the fiscal year or some other performance period will be used for measuring actual performance (each a “Performance Period”). The Compensation Committee will establish for each Performance Period (a) the performance goals based on business and financial criteria (which may incorporate pre-defined adjustments) and (b) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. The actions of the Compensation Committee described in the prior two sentences must take place within 90 days after the beginning of the Performance Period (or, if the Performance Period is less than 12 months, prior to the expiration of 25% of the Performance Period).

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Performance goals will be based on one or more of the following business and financial criteria: revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; competitive market metrics; timely completion of new product roll-outs; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; and recruiting and maintaining personnel.

The performance goals may be based solely by reference to our performance or the performance of one or more of our affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

After the end of each Performance Period, the Compensation Committee will determine the extent to which the performance goals for participants were achieved. The Compensation Committee will determine and certify the actual award (if any) for each participant based on the level of actual performance achieved. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable. The Compensation Committee may not waive achievement of performance goals, except in the case of death, disability or change in control. Awards under the 2013 Non-Equity Incentive Plan will be payable in cash unless the Compensation Committee in its discretion decides to make payment in the form of a stock-based award to the extent permissible under a Company stock plan.

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Clawback. The Compensation Committee has discretion to require repayments of an award in the event of a restatement of the Company’s financial statements within three years after the award is paid to correct a material error that the Compensation Committee determines is the result of fraud or intentional misconduct. In addition, all awards (and the benefits derived from the awards) are subject to recovery by the Company if required by rules adopted by the SEC or the NASDAQ Stock Exchange to implement Section 10D of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other applicable rule, regulation or law.

Amendment and Termination of the 2013 Non-Equity Incentive Plan. The Board may amend or terminate the 2013 Non-Equity Incentive Plan at any time. In order to maintain the plan’s qualification under Section 162(m), material amendments of the 2013 Non-Equity Incentive Plan must be approved by stockholders. No amendment or termination may impair the rights of a participant under the terms of an award previously made to the participant without the participant’s consent.

Federal Income Tax Consequences. Participants will realize ordinary income equal to the amount of any cash award paid to them in the year it is received. A stock-based award made under a stockholder approved stock plan may have different tax consequences depending on the type of award.

The Company will be entitled to a deduction for the amount of ordinary income realized by participants unless the awards under the 2013 Plan fail to qualify as “performance-based compensation” under the requirements of Section 162(m) of the Code.

Approval

Approval of the 2013 Non-Equity Incentive Plan requires the affirmative vote of a majority of the total votes cast on this proposal at the Annual Meeting. No awards will be payable under the 2013 Non-Equity Incentive Plan for the 2013 fiscal year or thereafter if the Plan is not approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2013 ANNUAL NON-EQUITY INCENTIVE COMPENSATION PLAN.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, financial reporting, internal controls and management processes. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and KPMG LLP the Company’s audited financial statements for the year ended December 31, 2012. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

This report is submitted on behalf of the following independent Directors, who constitute the Audit Committee:

James M. Voss, Chairman

John H. Fain

Scott M. Tabakin

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table contains information about the shares of the Company’s common stock beneficially owned as of the Record Date by the executives named therein, including the Company’s CEO, CFO, each of the Company’s non-employee Directors, and all Directors and NEOs as a group. Subject to community property laws where applicable, to the knowledge of the Company, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. To the knowledge of the Company, none of the persons named in the table below have pledged any of the shares of common stock beneficially owned by them as security. There are no outstanding stock options currently exercisable or exercisable within 60 days of the Record Date and all nonvested shares vesting within 60 days of the Record Date, are deemed outstanding.

Name of Beneficial Owner	Shares Owned	Shares Not Vested	Total Shares Beneficially Owned	Percentage of Shares Owned
Steven D. Fredrickson	78,697	56,292	78,697	0.5%
Kevin P. Stevenson	50,699	21,419	50,699	0.3%
Michael J. Petit	19,903	59,102	19,903	0.1%
Neal Stern	15,512	15,482	15,512	0.1%
P. Kent McCammon	9,409	12,707	9,409	0.1%
John H. Fain	3,016	1,718	3,934	0.0%
John E. Fuller	3,016	1,718	3,934	0.0%
Penelope W. Kyle	7,419	918	8,337	0.0%
David N. Roberts	15,980	918	16,898	0.1%
Scott M. Tabakin	8,449	1,118	9,367	0.1%
James M. Voss	6,816	918	7,734	0.0%

All NEOs & Directors	218,916	172,310	224,424	1.3%

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the persons or entities known by the Company to be the beneficial owners of more than five percent (5%) of the common stock of the Company based on their most recent filings.

Title of Class	Name & Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (2)
Common Stock	BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	1,313,027	7.74%
Common Stock	William Blair & Company, LLC(4) 222 West Adams Street Chicago, IL 60606	1,062,781	6.27%
Common Stock	The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	1,010,042	5.96%
Common Stock	Waddell & Reed Financial, Inc.(6) 6300 Lamar Avenue Overland Park, KS 66202	979,571	5.78%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.
(2)	Ownership percentage is based on 16,959,150 shares of common stock outstanding as of the Record Date.
(3)

Based on information in a Schedule 13G/A filed with the SEC on February 7, 2013, in which BlackRock, Inc. is reported as the beneficial owner of 1,313,027 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 1,313,027 shares.

(4)

Based on information in a Schedule 13G filed with the SEC on February 4, 2013, in which William Blair & Company, LLC is reported as the beneficial owner of 1,062,781 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 1,062,781 shares.

(5)

Based on information In a Schedule 13G/A filed with the SEC on February 11, 2013, in which The Vanguard Group, Inc. is reported as the beneficial owner of 1,010,042 shares of the Company’s common stock, with sole power to vote or direct the vote of 23,151 shares held by its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, sole power to vote or direct the vote of 1,000 shares held by its wholly-owned subsidiary, Vanguard Investments Australia, Ltd., sole power to dispose or direct the disposition of 986,891 shares, and shared power with its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, to dispose or direct the disposition of 23,151 shares.

(6)

Based on information in a Schedule 13G/A filed with the SEC on February 7, 2013, in which Waddell & Reed Investment Management Company, a subsidiary of Waddell & Reed Financial, Inc., is reported as the direct beneficial owner of 721,719 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 721,719 shares, and in which Ivy Investment Management Company, another subsidiary of Waddell & Reed Financial, Inc., is reported as the direct beneficial owner of 257,852 shares of the Company’s common stock with sole power to vote or direct the vote and with sole power to dispose or to direct the disposition of these 257,852 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 (Exchange Act) requires the Company’s NEOs and Directors as well as persons who beneficially own ten percent (10%) or more of the Company’s common stock to file initial reports of ownership and changes in ownership of such common stock with the SEC and NASDAQ. As a practical matter, the Company typically assists its Directors and officers with these transactions by completing and filing Section 16 reports on their behalf. The Company also reviews Directors’ and officers’ questionnaires and written representations from the NEOs and Directors. Based on a review of the Section 16(a) reports filed by the Company on behalf of its Directors and NEOs or furnished to the Company by beneficial owners of 10% or more of its common stock (if applicable) and a review of written representations from certain reporting persons, the Company believes that all such filing requirements of its Directors and NEOs were complied with on a timely basis during 2012, with the exception of a late Form 4 for Ms. Kyle (6/1/12), Mr. Fain (6/1/12), Mr. Fuller (6/1/12), Mr. Tabakin (6/1/12), Mr. Voss (6/1/12), Mr. Roberts (6/4/12) and Mr. Petit (10/5/12).

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COMPENSATION OF DIRECTORS

The Board, upon the recommendation of the Compensation Committee, sets the compensation for non-employee Directors so as to fairly compensate them for the work required of them, based on the Company’s size and scope. The Company also makes annual equity awards to non-employee Directors in order to align each Director’s interests with the long-term interests of the Company’s stockholders. At the end of 2012, FW Cook provided the Compensation Committee with a peer group analysis of the compensation of the directors of companies in the Compensation Peer Group listed on page 40 of this Proxy Statement. The peer group analysis indicated that the compensation of the Company’s non-employee Directors was significantly below the median. Based on this analysis, the Compensation Committee recommended an adjustment in the Directors’ compensation, effective as of January 1, 2013.

The chart below provides a summary and comparison of total non-employee Director compensation in 2012 and proposed 2013 compensation. The Company makes annual equity awards as part of non-employee Director compensation. These awards were increased for 2013 and will remain at the 2013 level until reviewed at a future date.

Compensation Element	2012	2013
Annual Retainer (Cash Portion)	$40,000	$60,000
Annual Retainer (Company Stock Portion)	$65,000	$110,000
Annual Committee Chair Retainers
• Audit Committee	$25,000	$25,000
• Compensation Committee	$12,500	$12,500
• Nominating and Corporate Governance Committee	$10,000	$10,000
Annual Committee Retainers
• Audit Committee	$12,500	$12,500
• Compensation Committee	$6,250	$6,250
• Nominating and Corporate Governance Committee	$5,000	$5,000
Lead Director Retainer	$15,000	$15,000

On the date of the 2012 annual meeting of stockholders, each non-employee Director was awarded non-vested shares valued at approximately $65,000. Annual Director stock awards become fully vested one year after the grant date. This vesting schedule, combined with the targeted Director stock ownership policy described below, advances the alignment of Directors’ economic interests with those of stockholders. Recognizing that each Director should have a substantial personal investment in the Company, the Board has adopted a target stock ownership policy which applies to each Director, requiring a personal holding by each Director of a number of shares valued at not less than two times the Director’s annual Board retainer, exclusive of Committee retainers. The Compensation Committee increased the required personal holding by each Director to five times the Director’s annual Board retainer, exclusive of Committee retainers, effective January 1, 2013. Directors are expected to acquire and maintain this share ownership threshold within two years after joining the Board. This expectation to acquire and maintain share ownership has increased to five years effective January 1, 2013. In 2012, the Company offered no compensation to its Directors other than their annual retainers and stock awards; however, each Director is reimbursed for travel expenses in connection with attendance at Board meetings and for all reasonable expenses associated with continuing education programs. The Company offers no retirement benefits or other perquisites to Directors. The Company maintains policies of Directors’ and officers’ liability insurance covering all Directors. The Company’s CEO received no additional compensation for his service as a Director and Chairman of the Board.

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2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total Compensation
John H. Fain	$58,750	$64,967	0	$123,717
John E. Fuller	$51,250	$64,967	0	$116,217
Penelope W. Kyle	$50,000	$64,967	0	$114,967
David N. Roberts	$72,500	$64,967	0	$137,467
Scott M. Tabakin	$58,750	$64,967	0	$123,717
James M. Voss	$65,000	$64,967	0	$129,967

(1)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards calculated by multiplying the number of non-vested shares granted by the closing stock price of the Company’s common stock on the grant date. The actual amount of compensation that will be realized by a Director at the time an award vests will depend upon the market price of the Company’s common stock at the vesting date.

(2)	The Company discontinued its practice of granting stock options to Directors in 2004. There are no outstanding options.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, and paid in 2012 to our NEOs identified in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation programs. In addition, we explain how and why the Compensation Committee of our Board arrives at specific compensation policies and decisions involving the NEOs.

EXECUTIVE SUMMARY

Our Business

PRA is a specialized financial and business services company. We are a market leader in the consumer debt purchase and collection industry. The Company also provides a broad range of fee-based services to include revenue enhancement for local governments; vehicle location, skip-tracing and collateral recovery for auto lenders, governments, and law enforcement; contingent consumer debt recovery on behalf of banks, credit providers, and debt purchasers; and filing of class action claims on behalf of institutional investors, manufacturers, and retailers. PRA was founded in 1996 and has been public since 2002. We are distinguished by our strong customer focus, continuous innovation, and culture of integrity and compliance. We have approximately 3,100 employees in the United States and the United Kingdom. For more information about our businesses, please refer to our Annual Report on Form 10-K filed with the SEC on February 28, 2013.

2012 Business Highlights

In 2012, we were able to deliver another consecutive year of strong performance. Our performance in 2012 was significant and continued to reflect our attention on driving the top line, identifying and improving operational efficiencies, and maintaining a strong and flexible capital structure. Due to our steady leadership, even in this economy, we continue to be strong in cash collections from both bankruptcy and core portfolios, supported by impressive performance in our call centers.

During 2012, we had the following significant accomplishments:

•

In 2012, we experienced net income growth of 26% from 2011. Net income finished 2012 at $126.6 million, comparable to $100.8 million in 2011. Diluted earnings per share (EPS) totaled $7.39 for the year, compared with EPS of $5.85 in 2011, representing an increase of 26%;

•	We increased revenue by 29% to $592.8 million as cash collections grew 29% to a record $908.7 million; and

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•	Portfolio acquisitions totaled $522 million(1), compared with $408 million in the prior year.

(1)	Total acquisitions were $522 million and do not include $16 million for UK Acquisitions.

In January 2012 we acquired Mackenzie Hall, a leading UK debt collection and purchase group based in Kilmarnock, Scotland for approximately $51 Million. Mackenzie Hall is one of the UK’s fastest-growing businesses in consumer debt recovery, and this acquisition has expanded PRA into the global market providing opportunities to continue to diversify revenue and services.

In December 2012 we completed the purchase of certain finance receivables and other operating assets from National Capital Management, LLC (NCM) for $107 Million. With this transaction, we expanded our presence within the bankruptcy market by acquiring expertise in secured bankruptcy receivables.

2012 Executive Compensation Highlights

The Compensation Committee believes that the compensation programs and performance incentives in place in 2012, as more fully described herein, contributed to the achievement of the Company’s financial and operational outcomes. The total compensation paid to the Company’s NEOs in 2012 reflects the Compensation Committee’s recognition of their contributions to the Company’s financial performance.

In 2012, we took the following compensation actions:

•	We increased the base salaries of our NEOs to be more consistent with the market median (as determined in consultation with FW Cook) while taking individual performance into consideration;

•	We reviewed the risk profile of all incentive plan designs company-wide in addition to our annual risk assessment; and

•

We took an opportunity to revamp several important Compensation Committee documents, including its Charter and philosophy, outside of our normal annual updates, to ensure they remained current with our pay practices and our growing business.

In January 2013, the Compensation Committee also took the following actions:

•	We approved 2012 cash non-equity incentive awards above the market median consistent with above-target Company performance as compared to its peers;

•	We reviewed the stockholding targets of our Executives and Board, and increased the stockholding requirements for our Board to five times their cash retainers; and

•	We approved grants of shares under the 2013 LTI Program taking into consideration market median, Company and individual performance, future contributions, and any related retention concerns.

2012 Corporate Governance Highlights as Related to the Compensation Committee

We work hard to maintain good governance standards with regard to our executive compensation policies and practices. The following practices were in effect during 2012:

•	The Compensation Committee is composed solely of independent Directors;

•

The Committee has established ways to communicate with stockholders regarding their views on our executive compensation program as previously described in the Communication with Directors section as found on page 17 in this Proxy Statement;

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•	The Compensation Committee’s independent compensation consultant, FW Cook, is retained directly by the Compensation Committee and performs no other consulting or other services for us;

•

The Compensation Committee conducts an annual review and approval of our compensation strategy and programs, and works to assess the risks of these programs. This work is done to reduce the likelihood of any of our compensation programs having a material adverse effect on the Company;

•

We maintain stock ownership guidelines for our NEOs and progress towards those guidelines is monitored annually. The Compensation Committee reserves the right to pay out cash bonuses in equity in the event that an NEO has not made significant progress towards meeting or exceeding the established guidelines. The Committee reviewed the levels of ownership guidelines compared to our Compensation Peer Group (as described on page 40) in 2012 and made adjustments to the required Board ownership levels;

•	Our NEOs do not receive perquisites other than reimbursement for a comprehensive physical examination every five years; and

•

The Company does not provide excise tax gross-ups and requires a double trigger (a change in control of the Company combined with termination of the NEOs’ employment) for activating the NEOs’ right to a severance payment in the change of control component of the NEOs’ Employment Agreements.

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our compensation philosophy is to align our NEOs’ pay with performance, while ensuring that our executive compensation is attractive, flexible, market based and closely synchronized with the interests of our stockholders. Our compensation objectives are to attract, hire, and retain the caliber of executive officers necessary to deliver sustained high performance to our stockholders; to ensure that our compensation programs pay for performance; that we reward both short and long-term performance; that our pay programs are aligned with stockholder interests; and that corporate governance best practices are taken into consideration. Our executive compensation program is an important component in each of these compensation goals. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. Within this framework, we observe the following principles:

•

Attract, retain, and motivate highly skilled executives: We believe our NEOs should have compensation and benefits programs that are market competitive to our peer group and that permit us to hire top caliber individuals at all levels;

•	Pay for performance: A significant portion of the annual compensation of our NEOs should vary with annual business performance and each individual’s contribution to that performance;

•

Drive the attainment of short-term and long-term financial and strategic objectives: Our compensation programs are built to link directly to our short and long-term performance goals. Our Annual Non-Equity Incentive Plan is directly tied to annual performance whereas our long-term equity incentive programs (“LTI Programs”) are designed to focus on a three year performance and retention period;

•	Align compensation with stockholder interests: The interests of our NEOs should be linked with those of our stockholders by tying realized compensation directly to changes in stockholder value;

•

Consider corporate governance best practices: The overall compensation program should take into consideration corporate governance best practices as well as the results of the Company’s annual advisory vote on NEO compensation; and

•

Be competitive against peer companies and differentiate by individual contribution: Compensation programs are built to be competitive with our peer companies and the actual awards take into consideration individual contributions to the Company to differentiate internally between NEOs.

Executive compensation should be linked, directly and materially, to the Company’s overall performance and each NEOs’ individual performance, and should reward past performance and motivate future performance.

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HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

The Compensation Committee, which is currently made up of four independent Directors, is responsible to our Board for overseeing our executive compensation and benefits policies and programs. Mr. Fuller, who is currently a member of the Compensation Committee, will no longer serve as a Director when his term expires effective at the Annual Meeting. Among its duties, the Compensation Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation for the CEO’s direct reports (including the other NEOs). Although the Compensation Committee considers the CEO’s recommendations, the Compensation Committee independently evaluates the recommendations and makes all final compensation decisions within the parameters of its compensation philosophy. This includes the following:

•	Evaluating the competitiveness of each NEO’s total compensation package including base pay, annual non-equity incentive and LTI;

•	Reviewing and approving corporate incentive goals and objectives;

•	Evaluating individual performance results in light of these goals and objectives;

•	Approving any changes to the total compensation package; and

•	Overseeing employment agreements including the renewal process.

The Compensation Committee is supported in its work by an executive compensation consultant (as described herein), the CEO, and the Senior Vice President of Human Resources and her staff. The Company continued its compensation practices without substantial change in 2012, in light of the favorable results of the 2012 advisory vote to approve the Company’s executive compensation. At the Company’s 2012 annual meeting, 99.2% of stockholder votes cast approved on a non-binding advisory basis the compensation program for the Company’s NEOs.

Role of the Chief Executive Officer

Within the framework of the compensation and benefits programs approved by the Compensation Committee and based on a review of market competitive data completed annually, our CEO recommends the mix of annual base pay, annual non-equity incentive and long-term incentive awards that the Company’s key executives (including the other NEOs) should receive as both target and actual total direct compensation. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and any employee retention considerations. The Compensation Committee reviews our CEO’s recommendations and approves any compensation changes affecting our NEOs as it determines in its sole discretion. Our CEO does not play any role with respect to any matter affecting his own compensation. The Compensation Committee may delegate to the CEO duties and responsibilities as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by applicable law, rule or regulation. Delegated duties include, but are not limited to the ability of the CEO to grant a specified number of non-vested shares of the Company’s stock to newly hired, recently promoted or other employees in accordance with specified parameters.

Role of the Compensation Consultant

The Compensation Committee has retained FW Cook as its executive compensation consultant. The Compensation Consultant reports directly to the Compensation Committee. The Compensation Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Compensation Committee and communicates with the Committee Chair between meetings, as requested.

In connection with its work for the Compensation Committee, FW Cook provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to performance.

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During 2012, FW Cook performed the following services for the Compensation Committee:

•

Provided an annual competitive evaluation of total compensation for the CEO and his direct reports (including the other NEOs) versus Compensation Peer Group (as disclosed on page 40)and other survey data;

•	Provided recommendations to the Compensation Committee on selection of companies for inclusion in the Compensation Peer Group;

•	Provided an annual competitive evaluation of share usage, dilution, and fair value transfer versus Compensation Peer Group data;

•	Assisted with the design of the Company’s incentive compensation programs;

•	Reviewed and provided advice on the CD&A for the proxy statement and related compensation tables;

•	Reviewed committee materials and provided commentary when appropriate;

•	Participated in extensive risk analysis of all incentive pay programs at the Company; and

•	Provided a competitive review of the Company’s director compensation program versus Compensation Peer Group data.

FW Cook provided no services to management during 2012. The Compensation Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The total amount of fees paid to the Compensation Consultant for services to the Compensation Committee in 2012 was $101,333. The Company has assessed the independence of FW Cook pursuant to SEC rules and has determined that no known conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

Use of Competitive Data

Executive compensation should assist the Company in attracting and retaining high quality talent, and should be reasonable in comparison to like positions in like companies. In order to appropriately incentivize and retain the management team, compensation packages for the Company’s executives should be responsive to the current environment and competitive in comparison to peer companies. Consequently, the Compensation Committee strives to provide executive compensation packages that include a combination of base pay and incentives that are appropriate in the relevant marketplace.

While the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, the Compensation Committee believes that information regarding pay practices at other companies comparable to the Company is nevertheless useful as a tool as it recognizes that compensation practices must be competitive in the marketplace. Accordingly, the Compensation Committee engages FW Cook to assist and make recommendations in connection with the selection of and periodic review of companies to be included in the peer group (as disclosed on page 40, the “Compensation Peer Group”), as well as related analysis in connection with updates made with the approval of the Compensation Committee. We believe the Compensation Peer Group represents the organizations that most closely correlate with us and therefore lean toward the business services industry with a focus on specialized finance. The companies who are included in the Compensation Peer Group were included based on certain metrics, principally revenue, income, market capitalization and complexity, comparable to those of the Company.

The total target direct executive compensation approximates the median of the Compensation Peer Group. Actual cash compensation may be above or below this range based on actual performance. Realized LTI and total direct compensation will vary from the median based on actual financial and stock price performance. In making its year-end compensation decisions, the Compensation Committee noted that the Company performed comparatively well in difficult economic conditions, and on a relative basis in comparison to the industry as a whole, while exceeding its 2012 financial performance targets.

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In its review of the 2012 compensation of the Company’s NEOs, the Compensation Committee primarily reviewed the compensation practices of the Compensation Peer Group listed below:

2012 Compensation Peer Group[1]	2013 Compensation Peer Group[2]
Asset Acceptance Capital Corp	Cash America International
Cash America International	Credit Acceptance
Credit Acceptance	Dealer Track Holdings
Dealer Track Holdings	DFC Global
DFC Global	Encore Capital Group
Encore Capital Group, Inc	Equifax
EPIQ Systems	EZCORP
Equifax	Fair Isaac
EZCORP	First Cash Financial Services
Fair Isaac	HMS Holdings
First Cash Financial Services	Ocwen Financial
Ocwen Financial	World Acceptance Corp
World Acceptance Corp	Wright Express Corp
Wright Express Corp

(1)	The 2012 Compensation Peer Group is the same peer group reported in last year’s Proxy Statement.
(2)

The 2013 Compensation Peer Group has been updated and no longer includes Asset Acceptance Capital Corp and EPIQ Systems because their market capitalization and net income were no longer comparable with the rest of the peer group and PRAA. To keep a meaningful number of peers, the Company and FW Cook evaluated other possibilities and added HMS Holdings due to their closely aligned market capitalization and net income to the peer group and PRAA.

In addition to Compensation Peer Group data, the Compensation Committee reviews, but does not place as much emphasis on, financial services compensation survey data developed by the compensation consulting firm of Towers Watson. The primary focus on the Compensation Peer Group data relates to the more direct matches in terms of company size and business mix. The Compensation Committee uses this data to ascertain the competitive market for our NEOs, to determine whether the Company’s compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and Company performance. As a part of this process, FW Cook measures actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use.

The Compensation Committee generally compares the compensation of its CEO and other NEOs to the median of the Compensation Peer Group. In addition, the Compensation Committee also considers factors such as our performance within the Compensation Peer Group, the unique characteristics of the individual NEO’s position, and any succession and retention considerations. The Compensation Committee also uses benchmarks of its executive compensation against the Compensation Peer Group to enhance its ability to remain competitive in attracting executives.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary components of our executive compensation program and the purpose of each component are presented in the table below. The Compensation Committee measures the competitiveness of our programs by looking at the median of the Compensation Peer Group and the Towers Watson data for each compensation component. The Compensation Committee considers the recommendations of its consultant, FW Cook, in the process of allocating the mix of total compensation among each element of compensation, so as to provide the right balance of short-term and long-term compensation. The compensation of executives who have the greatest ability to influence the Company’s financial performance is predominately performance-based and at risk, which is consistent with the Company’s overall compensation philosophy.

Compensation Component	Key Characteristics	Purpose	Principal 2012 Actions
Annual Base Pay	Fixed

•        Attract executive talent;

•        Recognize and reward experience and skills;

•        Provide motivation for career development and enhancement; and

•        Ensure that all employees receive a basic level of compensation.

Effective January 2012, the Committee made adjustments to the base salaries of our CEO and our other NEOs to further align with the market median.

Annual Non-Equity Incentive Program	Variable

•        Motivate and reward executives to meet or exceed annual corporate and business unit performance; and

•        Focus on short-term (annual) objectives and encourage accountability by rewarding for performance.

The NEOs received annual incentive awards ranging from $355,000 to $1,300,000 for 2012 performance. Annual Non-Equity Incentive targets were revisited for 2013 and updates were made as necessary.

Long-Term Equity Program	Variable

•        Motivate NEOs to achieve our multi-year business objectives by tying incentives to the performance of our common stock over the long-term;

•        Reinforce the link between the interests of our NEOs and our stockholders; and

•        Assists in our ability to attract and retain talent.

The NEOs received annual long-term incentive awards with values ranging from $300,000 to $1,500,000. One quarter of this value is subject to time-based vesting and the other three-quarters are subject to performance-based vesting.

Health and Welfare Plans and Retirement Plans	Fixed	• Promote employee health; and • Support employees in attaining financial security.	No changes to the programs in 2012 and therefore, no changes affecting the NEOs.

Perquisites and Other Personal Benefits	Fixed	• Business related benefit to our Company or serves a necessary business purpose.	No changes to the programs in 2012 and therefore, no changes affecting the NEOs.

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DIRECT COMPENSATION COMPONENTS APPROACH

The following section contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

Annual Base Pay

Annual base pay is, in most instances, set on an individual basis at the time the employee enters into employment with the Company, or upon promotion or other change in job responsibilities. However, it is reviewed annually and the Compensation Committee considers the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions prior to making any adjustments.

Annual Non-Equity Incentive Plan Awards

In 2012, the annual incentive program provided for a cash bonus based on financial performance. The financial goals for all of the NEOs were set by the Compensation Committee. Each NEO was assigned a non-equity incentive target established by the Compensation Committee in January 2012. Although financial goals are the main component in the annual non-equity incentive plan awards, individual contribution is also taken into consideration.

Long-Term Equity Program Incentives

Our practice is to grant long-term equity incentive (“LTI”) shares to our NEOs and other executives as a mix of performance-based restricted shares and time-based restricted shares in amounts that are consistent with competitive practice. These awards are made after a regularly scheduled Board meeting, upon the Compensation Committee’s recommendation and Board approval. The grant date is determined by the date of the Compensation Committee’s vote. Any LTI shares so earned will be awarded in fully paid shares of the common stock of the Company.

In determining the amount of an individual LTI award, the Compensation Committee considers an NEO’s performance during the preceding year, potential future contributions, and retention considerations, as well as market data for the NEO’s position in the Peer Group.

LTI shares may also be granted when an employee is promoted to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may also make special awards in the form of restricted stock to commemorate major milestones, or selective awards in situations involving a leadership transition. The Compensation Committee may also approve equity grants to new hires at the time of their hire in order to align them as quickly as possible to stockholder interests, if circumstances warrant.

DECISIONS FOR 2012 (1)

The following section contains information on the Compensation Committee’s decisions on the various direct compensation components for 2012.

Named Executive Officer	Annual Base Pay	Annual Non-Equity Incentive	Long-Term Incentive (2)	Total
Steven D. Fredrickson	$725,000	$1,300,000	$1,499,981	$3,524,981
Kevin P. Stevenson	$375,000	$950,000	$449,922	$1,774,922
Michael J. Petit(3)	$325,000	$1,299,989	$2,699,894	$4,324,883
Neal Stern	$325,000	$670,000	$399,910	$1,394,910
P. Kent McCammon	$300,000	$355,000	$299,948	$954,948

(1)	Values in table may vary slightly from the 2012 Summary Compensation table found on page 54 due to rounding.
(2)	LTI values represent grants made on 1/9/12 at a price of $60.62 per share.
(3)	All bonuses were awarded in cash except for $299,989 for Mr. Petit which was awarded as a three-year time-based equity grant.

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Annual Base Pay

The Compensation Committee made a determination to increase annual base pay for all of our NEOs to further align their base compensation with the market median. These adjustments were communicated to the NEOs in their 2012-2014 employment agreements and went into effect on January 1, 2012.

Annual Non-Equity Incentive Plan Awards

The annual non-equity incentive awards granted to our NEOs under the Annual Bonus Plan’s are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For 2012, the Committee established a formula equal to two percent of operating income as the amount payable to each NEO (but in no event more than the Annual Bonus Plan’s limit of $2 million). The formula establishes the maximum award for each NEO; the actual payouts are determined by the Committee exercising negative discretion, taking into consideration the financial measures and factors discussed below. No payment would be made if the Company does not have positive operating income and there is no minimum actual payment.

In order to establish a direct link between the interests of our NEOs and our stockholders, the Compensation Committee assesses Company performance relative to a series of financial measures as well as strategic and qualitative factors to arrive at the non-equity incentive bonus pool to be used for the payment of annual incentive awards for the current year. The Compensation Committee may adjust this non-equity incentive bonus pool and the individual non-equity incentive bonus amounts awarded based on corporate and individual performance, both financial and non-financial. When corporate performance is strong, the Compensation Committee approves higher non-equity incentive awards in the aggregate than it does when corporate performance is weaker. The Compensation Committee also takes into consideration mitigating factors affecting financial performance, and does not apply a strictly formulaic approach in determining either the individual or financial performance portions of the non-equity incentive award.

For 2012 performance, the primary metric used to determine the non-equity incentive bonus pool continued to be Net Operating Income. We believe this is most indicative of the Company’s financial success during the fiscal year and what we want the executives to focus on achieving. Net Operating Income is the income from operations after subtracting costs and expenses associated with those operations. It can be found on our income statement in the line called “Income from Operations.”

Annual non-equity incentive payments for 2012 performance were determined based on recommendations from the CEO (other than his own, which is established by the Compensation Committee). In preparing his recommendation, the CEO considered both the financial performance of the Company and each of the other NEO’s individual and departmental contributions, while keeping an open view towards market data. The CEO and the Compensation Committee then met to discuss the CEO’s recommendations, the Committee made such adjustments as it determined necessary and then all of the other NEOs’ non-equity incentive payments are finalized and approved through a Compensation Committee vote. The Compensation Committee fully determined and approved the amount of our CEO’s award based on similar criteria.

The Compensation Committee evaluated 2012 Net Operating Income against the 2012 goals and determined that the Company’s financial performance had exceeded expectations. The Compensation Committee also took into account significant revenue growth, growth in cash receipts and cash collections, net operating income growth, and record levels of debt buying in 2012.

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The table below sets forth the financial targets for 2012 Company performance set by the CEO and the Board. The 2012 financial targets were aggressively set, with growth in revenue of 18%, net operating income of 8%, Operating Expenses to Cash Receipts of 6%, Cash Collections of 17% and Diluted Earnings Per Share of 10%. The Company’s actual financial results were substantially above these targets, as indicated in the table below.

Goal	2011 Actual	2012 Target	2012 Actual	2011 vs. 2012
Revenue	$458.9 million	$541.6 million	$592.8 million	129.2%
Net Operating Income	$178.0 million	$192.4 million	$216.1 million	121.4%
Operating Expenses to Cash Receipts Ratio	37.0%	39.2%	38.8%	104.9%
Cash Collections	$705.5 million	$826.7 million	$908.7 million	128.8%
Diluted Earnings Per Share	$5.85	$6.41	$7.39	126.3%

In addition to the above financial targets, the Committee also took into consideration the following factors:

Business Achievement	Description
Portfolio Acquisitions	Record levels of debt buying, finishing at $538 million
PRA’s Stock Performance	Total return finished up 58% for 2012
Mackenzie Hall Ltd. Acquisition	Successful integration of Mackenzie Hall Ltd., a leading UK debt collection and purchase group
Acquisition of NCM Assets	Successful acquisition of certain NCM finance receivables and other operating assets

Based on these factors and individual performance, the Compensation Committee approved the following non-equity incentive payouts for 2012 performance:

Name	2011 Actual Non-Equity Incentive Awarded	2012 Non-Equity Incentive Target	2012 Actual Non-Equity Incentive Awarded(1)
Steven D. Fredrickson	$1,185,000	$650,000	$1,300,000
Kevin P. Stevenson	$800,000	$475,000	$950,000
Michael J. Petit	$1,300,000	$365,000	$1,299,989
Neal Stern	$600,000	$335,000	$670,000
P. Kent McCammon	$500,000	$355,000	$355,000

(1)	All bonuses were awarded in cash except for $299,989 for Mr. Petit which was awarded as a three-year time-based equity grant.

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Long-Term Equity Program

In January 2012, the NEOs received a LTI grant with multi-year financial performance measures. In determining the amount of an individual LTI award, the Compensation Committee considers an NEO’s performance during the preceding year, potential future contributions and retention considerations, as well as market data for the NEO’s position in the peer group.

The 2012 LTI Program is identical in design to the 2011 LTI Program and focuses on four key elements, each representing 25% of the total award: (i) continued Company service, (ii) Adjusted EBITDA, (iii) Return on Equity (“ROE”), and (iv) Total Stockholder Return (“TSR”). Each component within the program is independent of the others and shares can be earned in any of these categories based on the requirements within that category. The continued Company service element, is a time-based restricted stock grant that vests ratably over three years. The incorporation of the time-based element is to retain high caliber executives and reward for past performance. The Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA’’) element is defined as pre-tax, pre-interest Net Operating Income, adding back depreciation, amortization of intangibles, and amortization of finance receivables and excluding any company acquisitions completed during 2012. The Adjusted EBITDA element is based on the achievement of the 2012 Adjusted EBITDA target and is incorporated because the Committee believes EBITDA is an important metric to measure business success. Once the percentage of target shares earned for this element is determined, the awards then vest ratably over the next two years (on December 31, 2013 and December 31, 2014). The Return on Equity (“ROE”) component is based on the extent to which the Company achieves a three year annualized ROE goal, calculated quarterly over the ROE 2012-2014 performance period. The Compensation Committee believes ROE is a good long-term measure that NEOs should be measured against when evaluating the sustained profitability of the Company. The TSR component is based upon the Company’s achievement of relative stockholder value, calculated quarterly over the TSR 2012-2014 performance period using as a comparison one-third of the TSR of the NASDAQ Composite and two-thirds of the TSR of the compensation peer group. The TSR element further aligns the NEO’s interests to stockholder interests. The amount of target shares that may be earned in each year range from zero to 200% as detailed, using linear interpolation, in the following tables:

2012 Adjusted EBITDA		2012-2014 ROE		2012-2014 Relative TSR
Value ($M)	Target Shares Earned (%)	Value	Target Shares Earned (%)	Value	Target Shares Earned (%)
Less than $500	Zero	Less than 14.5%	Zero	Below 35th percentile	Zero
$525	50%	15.5%	50%	35th percentile	50%
$555	100%	16.5%	100%	50th percentile	100%
$585	150%	17.5%	150%	90th percentile	200%
$615 or more	200%	18.5% or more	200%

Supplemental Long-Term Equity Program

In December 2011, the Compensation Committee approved the Supplemental Long-Term Equity Program (the “Supplemental LTI Program”). The Supplemental LTI Program is specifically designed to reward, motivate, and retain Mr. Petit as he leads the Bankruptcy Division through an anticipated period of continued, exceptional profitability. This Supplemental LTI Program is in addition to the normal executive compensation plans now in place, is completely performance-based and designed to reward Mr. Petit only in the case of continued exceptional levels of revenue, as it is designed to supplement, not replace other elements of compensation (Mr. Petit continues to participate fully in the Company’s Non-Equity Incentive and LTI plans). This program is also designed as an added retention method. Shares of the Company’s stock may be earned in each of 2012, 2013, and 2014 through the achievement of high levels of the Bankruptcy Department’s revenue. The target payout in each performance year is $750,000, for a total three year program target payout of $2,250,000.

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The amount of target shares that may be earned in each year ranges from zero to 200% as detailed, using linear interpolation, in the following table:

($ in millions)

2012 Revenue	2013 Revenue	2014 Revenue	Percentage of Target Shares Earned
$140	$145	$150	Zero
$150	$155	$160	50%
$160	$165	$170	100%
$175	$180	$185	150%
$190	$195	$200	200%

The first portion of the Supplemental LTI Program concluded at the end of 2012 when, based on Bankruptcy results, Mr. Petit attained 166% achievement for 2012 Bankruptcy Department revenue of $179.6 Million. One-half of this award will vest on March 31, 2013 and the other half will vest on December 31, 2013, so long as Mr. Petit remains employed and no provisions of the clawback rules (described below) have been triggered. The 2013 and 2014 tranches have similar vesting provisions with one-half on March 31 and the second half on December 31 vesting in their respective years should performance warrant it.

The payouts to be made on December 31, 2013, as well as those in all of 2014 and 2015, will be subject to a reduction in shares awarded if allowance charges, recorded in accordance with U.S. GAAP are taken in subsequent periods as a result of underperformance of pools bought during or prior to the respective test periods. In such a case the amount of the allowance charge taken for pools purchased in the subsequent period will be subtracted from the revenue for the prior period and the amount of shares earned will be recomputed and paid on December 31 of the year in question.

For example, if during 2014, allowance charges are realized from pools acquired in 2011, 2012, and 2013, the 2013 amount earned and payable at December 31, 2014 will be reduced (if required) after recalculating the qualifying revenue using the matrix set forth above. If in any period more has been paid out in the March 31 remittance than should have been paid in the entire year as a result of the reduction in shares, then the remaining amount will be subtracted from the next payment earned under the plan, if any.

Decisions for 2013

In December 2012, the Compensation Committee established new 2013 Annual Base Pay rates as well as reviewed, and in some instances revised, the 2013 approved target non-equity incentive levels. These adjustments were made after reviewing market data and taking into consideration future individual contributions to the organization. The following chart reflects the adjustments that went into effect on January 1, 2013:

Name	2012 Annual Base Pay	2013 Annual Base Pay	2012 Non-Equity Incentive Target	2013 Non-Equity Incentive Target
Steven D. Fredrickson	$725,000	$750,000	$650,000	$800,000
Kevin P. Stevenson	$375,000	$400,000	$475,000	$500,000
Michael J. Petit	$325,000	$400,000	$365,000	$500,000
Neal Stern	$325,000	$350,000	$335,000	$350,000
P. Kent McCammon	$300,000	$307,000	$355,000	$355,000

Additionally, in January 2013 the Compensation Committee granted LTI shares to the NEOs based on its assessment of their 2012 performance and the market data for each NEOs’ position in the Peer Group. The LTI shares granted in January 2013 were granted pursuant to the 2013 LTI program as described below. The Compensation Committee determined that the long-term incentive would appropriately motivate and reward the NEOs to work towards achieving the Company’s long-term objectives, and further reinforce the link between their interests and the interests of our stockholders. These awards were granted in the form of one-third time-based restricted shares for retention

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement | 46

and two-thirds performance-vesting shares to reward and encourage high performance. The time-based restricted shares of the Company’s common stock are designed to motivate the Company’s executives to remain employed by the Company, and to properly focus on long-term stockholder value. The performance-based shares are designed to provide executives with the potential to earn additional shares of the Company’s stock and provide them with specific financial goals that are tied to stockholder value. The Compensation Committee establishes both the grant value and the program parameters at the start of the plan year.

The 2013 LTI Program was modified in order to increase the focus on long-term performance (by removing our historical 1 year Adjusted EBITDA measure) and to align it closer with the market practices of our peer group. The 2013 LTI Program focuses on three key elements: (i) continued Company service, (ii) ROE, and (iii) TSR. Each component within the program is independent of the others and shares can be earned in any of these categories based on the requirements within that category. The continued Company service element, which represents one-third of the total award, is a time-based restricted stock grant that vests ratably over three years.

The second element, ROE, is defined as net income divided by average monthly equity as defined and publicly disclosed in our quarterly releases. The award value for this element is determined at the end of the three year performance period (in 2015) and reflects a three-year annualized ROE goal. ROE is calculated quarterly during the performance period, with the final award being made in the first quarter of 2016.

The following table demonstrates how the ROE award values are determined (any award earned between performance levels will be determined using linear interpolation):

Value	Percentage of Target Shares Earned
Less than 14.5%	Zero
15.5%	50%
16.5%	100%
17.5%	150%
18.5% or more	200%

The third and final element of our performance-based equity plan is relative TSR. Relative TSR is defined as the change in the Company’s stock price for a given period plus dividends paid during the period divided by the beginning of the period stock price in comparison to the same calculation of the Compensation Peer Group.

The award value for this performance element will be determined at the end of 2015 upon achievement of a three year calculation of relative stockholder value, using as a comparison one-half of the TSR of the companies in the NASDAQ Composite and one-half of the TSR for the 2013 Compensation Peer Group described in this Proxy Statement.

The following table demonstrates how the relative TSR award values are determined (any award earned between performance levels will be determined using linear interpolation):

Value	Percentage of Target Shares Earned
Below 35th percentile	Zero
35th percentile	50%
50th percentile	100%
65th percentile	150%
80th percentile	200%

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The following table presents the incentive awards for each NEO granted under our 2013 LTI Program in January 2013. Awards are expressed as compensation values in the table but are granted as performance-based restricted shares and time-based restricted shares under the program. These awards generally will not be reported in the Summary Compensation Table until next year.

Named Executive Officer	Long-Term Incentive Program – Time-Based Compensation Value	Long-Term Incentive Program – Performance Shares Compensation Value (1)	Total
Steven D. Fredrickson	$533,333	$1,066,667	$1,600,000
Kevin P. Stevenson	$233,333	$466,667	$700,000
Michael J. Petit	$233,333	$466,667	$700,000
Neal Stern	$133,333	$266,667	$400,000
P. Kent McCammon	$100,000	$200,000	$300,000

(1)

Represent performance shares that will be fully realized only if specific performance metrics are achieved over a three year period (2013-2015). Performance shares can pay out at 0-200% of the stated value.

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Outstanding Performance Share Awards

During 2012, the Company’s NEOs had three tranches of performance-vesting share awards outstanding. The key features of these outstanding awards are included below:

Award Year	Measure	Performance Target	Performance Period	Percent Achievement
2010	Earnings Per Share	Minimum threshold of $3.20	2010 (1 year)	190%

	Return on Equity	Minimum threshold at least 15%	2010-2012 (3 years)	128%

	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2010-2012 (3 years)	200%

2011	Adjusted EBITDA	Minimum threshold $375 million	2011 (1 year)	200%

	Return on Equity	Minimum threshold for ROE of at least 13.5%	2011-2013 (3 years)	To be determined by 3/31/14

	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2011-2013 (3 years)	To be determined by 3/31/14

2012	Adjusted EBITDA	Minimum threshold $500 million	2012 (1 year)	172%

	Return on Equity	Minimum threshold for ROE of at least 14.5%	2012-2014 (3 years)	To be determined by 3/31/15

	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite and 2/3 Compensation Peer Group)	2012-2014 (3 years)	To be determined by 3/31/15

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REALIZATION OF 2010-2012 LTI PROGRAM

In March 2013, the NEOs received payouts with respect to performance share awards that were granted in January 2010 for the three year performance period of 2010-2012. These awards were earned and paid based on our actual performance relative to the target goals of EPS (190%), ROE (128%), and TSR (200%). The final award payments to the NEOs were:

Named Executive Officer	Target Number of Shares Awarded	Actual Number of Shares Awarded
Steven D. Fredrickson	9,606	16,586
Kevin P. Stevenson	4,117	7,108
Michael J. Petit	4,117	7,108
Neal Stern	4,117	7,108
P. Kent McCammon	4,117	7,108

POST-EMPLOYMENT COMPENSATION

Tax-Qualified Plans

The Company sponsors the Portfolio Recovery Associates, Inc. 401(k) Plan for its employees, including the NEOs, who are at least eighteen years of age or over. This plan is a long-term savings vehicle that enables all employees to make pre-tax contributions via payroll deductions, and receive tax-deferred earnings on the contributions made. Employees are eligible to make voluntary contributions to the plan of up to 100% of their compensation, subject to Internal Revenue Code limitations, after completing six months of service with the Company. The Company makes matching cash contributions of up to 4% to each participating employee’s annual base pay. Employees are able to direct their own investments, among a wide array of choices, in the Company’s 401(k) plan.

We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Nonqualified Plans

The Company does not offer any nonqualified plans to any of its employees, including its NEOs.

Deferred Compensation Plan

The Company does not offer any deferred compensation plans to any of its employees, including its NEOs.

Severance and Change in Control Arrangements

Pursuant to their employment agreements with the Company, our NEOs are all eligible for annual base pay continuation and/or severance provisions providing for payments to the executive, the executive’s beneficiaries or to their estates for the following reasons:

•	Death;

•	Disability;

•	Termination for Reasons other than Cause;

•	Constructive Termination;

•	Change in Control “Double Trigger” Termination; and

•	Nonrenewal of an Employment Agreement

In the case of a termination for Cause, no severance payments will be made. We find each of these practices to be typical among our peers and they are strongly tied to non-compete/non-solicitation agreements in exchange for the severance benefits. In no instance will the organization provide excise tax reimbursements to any of our NEOs.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see the heading “Post Employment Compensation Arrangements.”

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PERQUISITES AND OTHER PERSONAL BENEFITS

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for comprehensive physical examinations. The NEOs are required by policy to submit to comprehensive physical examinations every 5 years (if over 40 years of age) at the Company’s expense, at a cost of up to approximately $5,000 each. This perquisite is provided because we believe it serves a necessary business purpose and protects the interests of the organization and stockholders by requiring each NEO to receive high-quality preventative care and thereby increasing the likelihood of early detection for any serious illness that would prevent them from serving the Company to the best of their ability.

OTHER COMPENSATION POLICIES

In addition to the other components of our executive compensation program, we maintain a Stock Ownership Guideline Policy as described below. This policy is consistent with evolving best practices and helps ensure that our executive compensation program does not encourage our NEOs to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Stock Ownership Guidelines

To encourage our NEOs to acquire and hold shares of our common stock, we have adopted the following Stock Ownership Guidelines. In order to further align the Company’s NEOs’ interests with those of the Company’s stockholders and assure that management focuses on the appropriate long-term initiatives designed to increase stockholder value, the Compensation Committee has established stock ownership guidelines for certain key executives. Ownership by executive officers of equity in the Company serves to align their interests with those of the Company’s stockholders and demonstrates to the investing public and to all of the Company’s other employees, senior management’s commitment to the Company. The Company’s targeted executive share ownership policy establishes for each NEO, as well as other executives and managers in key leadership roles, individual equity ownership goals.

In the first quarter of each year, the Compensation Committee is provided with a report showing the extent to which executives have met the applicable ownership guidelines. This report also includes targeted share ownership, actual share ownership, increase or decrease in actual share ownership during the year, and the amount of both vested and non-vested shares. The Compensation Committee may determine whether, based on the executive’s success in achieving their stockholding targets, the executive’s annual non-equity incentive, if any, is paid in stock, rather than in cash. The specific share requirements for each executive only include shares that are beneficially owned, directly or indirectly by the executive, but do not include any shares that have been granted to the executive that have not yet vested. In accordance with the revised policy, executives must retain 100% of after-tax equity compensation until a pre-determined multiple of annual base pay ownership guidelines is met. Ownership targets are set as a multiple of annual base pay as indicated on the following chart. In order to permit consistent long-term planning by an executive, once established, these targets are not reset except upon the approval of the Compensation Committee in the event of a significant promotion of an executive, exceptional equity grants, or other considerations. If the stock value falls below $50.46 or over $151.37 (50% movement up or down) the share requirement for each executive will be re-computed using the new three month average. The following chart details the equity ownership targets established for the executives listed in the Summary Compensation Table.

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Targeted Levels of Executive Share Ownership

Name	2012 Annual Base Pay	Multiple	Share Targets (1)	Actual Share Holdings(2)
Steven D. Fredrickson	$725,000	5	33,923	78,697
Kevin P. Stevenson	$375,000	3	10,528	50,699
Michael J. Petit	$325,000	3	9,124	19,903
Neal Stern	$325,000	3	9,124	15,512
P. Kent McCammon	$300,000	3	8,422	9,409

(1)	Based on a 12/31/2012 stock price of $106.86 per share.
(2)	As of the Record Date.

IMPACT OF TAX POLICIES

Deductibility of Executive Compensation

One of our compensation objectives is to structure and administer our annual and long-term incentive compensation plans for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. However, while the Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Code, it reserves the right to adopt such compensation arrangements as may from time to time be necessary to retain or attract top-quality management even if payments may not be deductible under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2012, our Compensation Committee consisted of David N. Roberts, Scott M. Tabakin, John H. Fain and John E. Fuller. All of the members of the Compensation Committee were independent Directors, no member was an employee or former employee of the Company and no member has had any related party transactions which would require disclosure under SEC rules. During fiscal 2012, no NEO of the Company served on any compensation committee (or its equivalent) or board of directors of any other company whose executive officer served on our Compensation Committee or Board. Mr. Fuller will no longer serve as a Director when his term expires, effective as of the Annual Meeting, and as a result, he will no longer serve as a member of the Board or any committee thereof, including the Compensation Committee.

OPPORTUNITY FOR STOCKHOLDER FEEDBACK

The Compensation Committee values feedback from our stockholders regarding our executive compensation programs. Stockholders are invited to express their thoughts to the Compensation Committee through the means described under the heading “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the Compensation of the NEOs, which we hold annually, provides stockholders with an opportunity to communicate their thoughts on our executive compensation program.

At the 2011 Annual Meeting the Company’s stockholders voted in favor of conducting an annual non-binding advisory stockholder vote on the Company’s executive compensation. Based on that vote, a proposal to approve, on a non-binding advisory basis, NEO compensation has been included in this Proxy Statement.

This Compensation Discussion and Analysis is intended to provide all of the necessary and relevant information to assist in your voting decision. In light of the very strong stockholder support of our executive compensation in 2012, the Committee concluded that no significant revisions were necessary to our NEOs’ compensation program.

Notice of Annual Meeting of Stockholders and 2013 Proxy Statement | 52

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management as required by Item 402(b) of Regulation S-K. Based on this, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Compensation Committee

David N. Roberts, Chair

John H. Fain

John E. Fuller

Scott M. Tabakin

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2012 SUMMARY COMPENSATION TABLE

The following table sets forth all compensation awarded to, earned by or paid to each of the Company’s NEOs for all services rendered to the Company for the years ended December 31, 2012, 2011, and 2010, including equity awards. The Company does not offer defined benefit pension plans or nonqualified deferred compensation plans.

Name and Principal Position	Year	Salary (1)	Cash Bonus (2)	Stock Bonus (3) (4)	Stock Awards (5) (6)	Option Awards (7)	Non-Equity Incentive Plan Compensation	All Other Compensation (8)	Total
Steven D. Fredrickson Chairman, President and Chief Executive Officer	2012	$725,000			$1,499,981	$0	$1,300,000	$10,000	$3,534,981
	2011	$573,306			$1,241,824	$0	$1,185,000	$9,920	$3,010,050
	2010	$520,000		$91,884	$701,862	$0	$1,185,000	$9,800	$2,508,546
Kevin P. Stevenson Executive Vice President, Chief Financial and Administrative Officer	2012	$375,000			$449,922	$0	$950,000	$10,000	$1,784,922
	2011	$348,960			$596,073	$0	$800,000	$9,920	$1,754,952
	2010	$312,000		$62,061	$300,784	$0	$800,000	$9,800	$1,484,645
Michael J. Petit President, Bankruptcy Services	2012	$325,000	$270,000	$299,989	$2,699,894	$0	$730,000	$10,000	$4,334,883
	2011	$274,244	$750,000		$596,073	$0	$550,000	$9,920	$2,180,237
	2010	$244,400		$319,516	$439,695	$0	$973,500	$9,800	$1,986,911
Neal Stern Executive Vice President, Operations	2012	$325,000			$399,910	$0	$670,000	$10,000	$1,404,910
	2011	$259,221			$397,357	$0	$600,000	$9,920	$1,266,498
	2010	$228,800		$46,508	$300,784	$0	$600,000	$9,800	$1,185,892
P. Kent McCammon Executive Vice President, Strategy and Business Development	2012	$300,000			$299,948	$0	$355,000	$10,000	$964,948
	2011	$249,606			$397,357	$0	$500,000	$9,920	$1,156,883
	2010	$228,800		$38,807	$300,784	$0	$500,000	$9,800	$1,078,191

(1)	Represents actual annual base pay earned.
(2)	In 2011 and 2012 only Mr. Petit earned a cash bonus for extraordinary achievement. No bonuses outside of the Non-Equity Incentive Plan were earned in 2010.
(3)	Mr. Petit was granted 2,720 shares of Company common stock in February 2013 for a portion of his 2012 bonus awarded under the Non-Equity Incentive Plan, which will vest rateably over three years.
(4)	A portion of the 2010 bonus awarded under the Non-Equity Incentive Plan for all NEOs was paid in shares of the Company’s common stock.
(5)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of the stock awards granted in 2012, 2011 and 2010 determined pursuant to ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 12 to the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013. The shares awarded vest pursuant to the terms of Company’s long-term equity program consisting of awards that vest based on continued service with the Company and awards that vest if stated performance goals are met as well as on continued service with the Company (see pages 46-50 for a more complete description of the LTI Programs). The actual amount of compensation that will be realized by the NEO at the time the stock award vests, if at all, will depend upon the market price of the Company’s common stock at the vesting date. The maximum award opportunity for each NEO as of the grant date for awards that are subject to performance goals is as follows: Mr. Frederickson, $2,249,972; Mr. Stevenson, $674,943; Mr. Petit, $5,174,887; Mr. Stern, $599,896; and Mr. McCammon, $449,922.

(6)	The Stock Awards for Mr. Petit include a supplemental long term equity incentive award of $2,250,000 granted in January 2012.
(7)	There were no stock options granted in 2012, 2011, or 2010.
(8)

These amounts represent Company matching contributions to the recipient’s 401(k) plan account up to limits for such plans under federal income tax rules. Any amounts for executive physicals (the only perquisite or personal benefit provided to the NEOs have not been included as they are less than the $10,000 threshold under SEC rules.

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2012 GRANTS OF PLAN BASED AWARDS

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Programs and annual bonus plan for 2012 and grants of equity awards made during 2012.

GRANTS OF PLAN-BASED AWARDS (1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards($) (4)
Name	Grant Date	Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
Steven D. Fredrickson	1/9/2012	$—	$650,000	$2,000,000	0	18,558	37,116	6,186	$1,499,981
Kevin P. Stevenson	1/9/2012	$—	$475,000	$2,000,000	0	5,567	11,134	1,855	$449,922
Michael J. Petit	1/9/2012	$—	$365,000	$2,000,000	0	42,683	85,366	1,855	$2,699,894
Neal Stern	1/9/2012	$—	$335,000	$2,000,000	0	4,948	9,896	1,649	$399,910
P. Kent McCammon	1/9/2012	$—	$355,000	$2,000,000	0	3,711	7,422	1,237	$299,948

(1)

The amounts reported relate to the nonvested LTI shares granted to the above NEOs under the 2012 LTI Program, the Supplemental LTI Program and cash bonuses under the Company’s annual bonus plan. Except for the time-based portion, any shares will not vest if the performance criteria set forth in the discussion of the 2012 LTI Program and the Supplemental LTI Program above are not met.

(2)	Represents the range of possible awards pursuant to the performance–based restricted stock portion of the 2012 LTI Program and the Supplemental LTI Program.
(3)	The amounts reported in this column represent the time -based portion of the 2012 LTI Program shares, which vest ratably over three years.
(4)

The amounts reported above relate to the nonvested performance-based restricted stock and time-based restricted stock granted to the above NEOs. The value of the LTI shares was determined by multiplying the closing price of the Company’s common stock as of the grant date ($60.62) times the target number of shares granted. The performance-based portion of the shares will not vest if the performance criteria are not met.

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2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information on the NEOs’ outstanding unvested equity awards as of December 31, 2012. The market value of shares of stock is determined by multiplying the number of shares by the closing price of the Company’s common stock at December 31, 2012. No options were outstanding as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock that Have Not Vested as of 12/31/12 ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested($)
Steven D. Fredrickson	1/14/2010	12,109	$1,293,968	—	$0
	1/14/2011	6,854	$732,418	8,224	$878,817
	1/9/2012	16,807	$1,795,996	12,372	$1,322,072
Kevin P. Stevenson	1/14/2010	5,189	$554,497	—	$0
	1/14/2011	3,290	$351,569	3,947	$421,776
	1/9/2012	5,041	$538,681	3,711	$396,557
Michael J. Petit	1/14/2010	5,189	$554,497	—	$0
	2/8/2010	3,332	$356,058	—	$0
	1/14/2011	3,290	$351,569	3,947	$421,776
	1/9/2012	25,539	$2,729,098	28,455	$3,040,701
Neal Stern	1/2/2008	2,500	$267,150	—	$0
	1/14/2010	5,189	$554,497	—	$0
	1/14/2011	2,194	$234,451	2,631	$281,149
	1/9/2012	4,480	$478,733	3,298	$352,424
P. Kent McCammon	1/14/2010	5,189	$554,497	—	$0
	1/14/2011	2,194	$234,451	2,631	$281,149
	1/9/2012	3,360	$359,050	2,474	$264,372

(1)

The performance component of the LTI Shares will not vest or be awarded if the Company does not achieve its minimum threshold performance targets, as described more fully on pages 46-50. If such targets are met, the number of shares to be received by each NEO will be determined based on actual performance.

(2)

The shares granted vest either (i) ratably over a stated period, beginning on the first anniversary of the award date or (ii) pursuant to the terms of the respective Long Term Incentive, based on the achievement of stated performance goals. (See pages 46-50 for a more complete description of the Long Term Incentives).

(3)	Value is calculated based on the closing price ($106.86) of the Company’s common stock on the NASDAQ stock market as of December 31, 2012.

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2012 STOCK VESTED

The following table provides information concerning the shares acquired on vesting during 2012 on an aggregated basis for each of the NEOs named therein, and includes the value realized upon vesting. No stock options were exercised in 2012.

STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Steven D. Fredrickson	28,274	$2,185,626
Kevin P. Stevenson	11,752	$919,084
Michael J. Petit	11,752	$919,084
Neal Stern	13,698	$1,026,909
P. Kent McCammon	10,226	$791,507

(1)

Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market value of the underlying share on the previous day’s close from the vesting date.

The following table provides detailed vesting information of the value realized upon vesting of stock awards:

Name	Vesting Date	Number of Shares	Closing Market Price (1)
	1/14/2012	2,971	$65.37
Steven D. Fredrickson	3/3/2012	18,152	$68.52
	12/31/2012	7,151	$104.55
	1/14/2012	1,344	$65.37
Kevin P. Stevenson	3/3/2012	7,131	$68.52
	12/31/2012	3,277	$104.55
	1/14/2012	1,344	$65.37
Michael J. Petit	3/3/2012	7,131	$68.52
	12/31/2012	3,277	$104.55
	1/2/2012	2,500	$67.52
Neal Stern	1/14/2012	1,124	$65.37
	3/3/2012	7,455	$68.52
	12/31/2012	2,619	$104.55
	1/14/2012	1,124	$65.37
P. Kent McCammon	3/3/2012	6,483	$68.52
	12/31/2012	2,619	$104.55

(1)	Closing market price to calculate value of shares at vesting is the day prior to vesting date unless the grant is made and vests on the same day in which the closing price on grant date is used.

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POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

In 2012, we established new employment agreements with each of our NEOs. These employment agreements contain minimal annual base pay continuation and/or severance provisions providing for payments which may/may not include non-equity incentive and immediate vesting of unvested equity to the executives, the executive’s beneficiaries or to their estates for the following reasons:

•	Death;

•	Disability;

•	Termination for Reasons Other than Cause;

•	Constructive Termination;

•	Change in Control “Double Trigger” Termination; and

•	Nonrenewal of an Employment Agreement.

The Estimated Post-Employment Payments and Benefits Table that follows this narrative summarizes such payments and benefits. In the case of a termination for Cause, no severance payments will be made. Severance payments are conditioned on the executive’s execution of a full release of all claims against the Company, and are payable in accordance with Section 409A regulations following termination. While the Employment Agreements provide executives with certain benefits upon their involuntary termination (not for cause), the agreements also provide protections to the Company in the forms of Non-Competition, Non-Solicitation, and Confidentiality restrictive covenants. None of the NEOs are provided with any type of golden parachute or excise tax gross-up.

The amounts in this table were calculated based upon employment agreements in effect as of December 31, 2012 and based upon an assumed termination of December 31, 2012. All of the named executive officers executed three-year employment agreements with the Company effective January 1, 2012. The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event. For illustration purposes we have used the full year target non-equity incentive award for each NEO.

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ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit	Involuntary Termination without Cause/Constructive Termination, not during a Change in Control Protection Period(1)(2)(3)	Involuntary Termination without Cause/Constructive Termination during a Change in Control Protection Period(1)(2)(3)(4)	Disability	Death
Steven D. Fredrickson	Severance Payment - Base Salary	$1,450,000	$1,450,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$2,507,923	$2,507,923
	Pro-Rata Bonus(5)	$650,000	$650,000	$650,000	$650,000
	Equity(6)	$—	$6,023,271	$—	$6,023,271
	Benefits	$19,980	$19,980	$—	$—
	Total	$4,627,903	$10,651,174	$650,000	$6,673,271
Kevin P. Stevenson	Severance Payment - Base Salary	$750,000	$750,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$1,741,374	$1,741,374
	Pro-Rata Bonus(5)	$475,000	$475,000	$475,000	$475,000
	Equity(6)	$—	$2,263,080	$—	$2,263,081
	Benefits	$19,980	$19,980	$—	$—
	Total	$2,986,354	$5,249,434	$475,000	$2,738,081
Michael J. Petit	Severance Payment - Base Salary	$650,000	$650,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$2,595,344	$2,595,344
	Pro-Rata Bonus(5)	$365,000	$365,000	$365,000	$365,000
	Equity(6)	$—	$7,453,699	$—	$7,097,641
	Benefits	$19,980	$19,980	$—	$—
	Total	$3,630,324	$11,084,023	$365,000	$7,462,641
Neal Stern	Severance Payment - Base Salary	$650,000	$650,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$1,277,672	$1,277,672
	Pro-Rata Bonus(5)	$335,000	$335,000	$335,000	$335,000
	Equity(6)	$—	$2,168,404	$—	$1,901,253
	Benefits	$24,261	$24,261	$—	$—
	Total	$2,286,933	$4,455,337	$335,000	$2,236,253
P. Kent McCammon	Severance Payment - Base Salary	$600,000	$600,000	$—	$—
	Severance Payment - Non-Equity Incentive Award	$929,205	$929,205
	Pro-Rata Bonus(5)	$355,000	$355,000	$355,000	$355,000
	Equity(6)	$—	$1,693,519	$—	$1,693,517
	Benefits	$24,261	$24,261	$—	$—
	Total	$1,908,466	$3,601,985	$355,000	$2,048,517

(1)

Severance for Termination without Clause/Constructive Termination, as set forth in the Employment Agreements, provides two years annual base pay, two times the employees three year average non-equity incentive award, and benefit (Health, Dental and Vision) continuation for eighteen months.

(2)

“Cause” is defined as: (a) Employee’s conviction of, or plea of guilty or nolo contendere to, any felony, other than a traffic related offense or other offense that, in the absolute and sole discretion of the Company, would not materially affect Employee’s ability to perform or the reputation of the Company, (b) Employee’s engaging in illegal or willful misconduct, or engaging in conduct that is having or may have an adverse effect on the financial performance, financial condition and/or reputation of the Company or any subsidiaries or affiliates thereof, including, but not limited to, a willful violation of Sections 10, 11 or 12 of the Employee’s Employment Agreement, (c) Employee’s embezzlement of funds or misappropriation of of other material property of the Company or any subsidiary or affiliate, (d) Employee’s breaching the Employment Agreement in a material manner, (e) Employee’s engaging in a material (critical or continuous) violation of the Company’s written policies and procedures as outlined in the PRA Employee Handbook (or a successor Company’s handbook) and applicable broadly to all employees provided that Employee shall have been given at least (15) days’ notice and opportunity to cure such breach or violation or (f) Employee’s fraudulent conduct as regards the Company, which results either in personal enrichment to Employee or injury to the Company or its subsidiaries or affiliates.

(3)

“Constructive Termination” Shall be deemed to have occurred upon (a) the removal of Employee from, or failure of Employee to continue in the position specified in the Agreement, unless offered another executive officer position which is no less favorable than the Executive’s current position in terms of compensation as outlined in Section 4 of the Employee’s Employment Agreement, (b) Employee is not elected or nominated to serve as a Director, or is removed from Board other than for cause or due to change in law preventing Employee from serving as a director (Mr. Frederickson only), (c) the relocation of the Company’s principal executive offices to a location more than 75 miles from Norfolk, Virginia, (without the Employee’s consent) or (d) the material breach by the Company of this Agreement (without the Employee’s consent). Notwithstanding the forgoing, in order to be eligible for any Constructive Termination payment or benefit described under Section 9 of the Employee’s Employment Agreement: 9(i) the Company shall have 30 days to cure any action perceived to be a Constructive Termination, upon notice in writing from the Employee, which notice must be provided within 90 days after Employee knew or should have known of such action and (ii) Employee must terminate employment within 60 days after the cure period has ended. In the event of a Constructive Termination with payments due under section 9 of the Employee’s Employment Agreement, any unvested shares of PRA common stock awarded pursuant to Section 4(c) of the Employee’s Employment Agreement shall be forfeited.

(4)

NEOs receive severance payments and vesting of equity grants accelerates in the case of a change of control and an involuntary termination without cause or constructive termination within the period six months before and 24 months after the change in control (i.e., double trigger).

(5)

Pro-rata bonus is based on target bonus and the days of employment in the calendar year of termination for (a) involuntary termination without cause or constructive termination in connection with a change in control, (b) disability and (c) death. Pro-rata bonus is based on actual company performance for involuntary termination without cause or constructive termination; actual bonus has been estimated at the target amount.

(6)

Equity values represent immediate vesting of all unvested grants upon involuntary termination without cause or constructive termination in connection with a change in control or death and are based on the closing stock price ($106.86) on December 31, 2012 of all unvested shares as of December 31, 2012.

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SUBMISSION OF STOCKHOLDER PROPOSALS

A stockholder proposal may be considered for inclusion in the Company’s proxy materials for the 2014 annual meeting pursuant to SEC Rule 14a-8 of the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. Stockholders who wish to present proposals for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8 must submit their proposals so that they are received at PRA’s principal executive offices no later than the close of business on December 19, 2013.

The Company’s by-laws and certificate of incorporation provide that any stockholder of record entitled to vote at an annual meeting who intends to make a nomination for Director or make any other proposal must notify the Corporate Secretary in writing not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s by-laws must be received no earlier than March 1, 2014 and no later than March 31, 2014. Any nominations or other proposals submitted thereafter will be opposed as not having been timely filed. The notice must meet other requirements contained in the Company’s by-laws and certificate of incorporation, copies of which are available on the Investor Relations page on the Company’s website at www.portfoliorecovery.com. Copies of such documents can also be obtained, at no cost, from the Corporate Secretary at the address set forth herein, or from the SEC. The Company did not receive any recommendations from stockholders for consideration at the 2013 Annual Meeting or any notice of a stockholder’s intent to present a proposal at the Annual Meeting. As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting except items incident to the conduct of the Annual Meeting. The enclosed Proxy Card will confer discretionary authority with respect to matters which are not presently known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named on the Proxy Card to vote their Proxy Card with respect to such matters in accordance with their best judgment.

Electronic Delivery of Proxy Materials

Under rules approved by the SEC, the Company is furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Stockholders may also view proxy materials online at the Company’s website at www.portfoliorecovery.com.

Annual Report on Form 10-K

A copy of this Proxy Statement, the Company’s 2012 Annual Report to Stockholders, its audited consolidated financial statements, together with other related information, are available on the Internet and are being mailed to stockholders who requested printed versions. Additionally, these materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, and all financial statements or schedules required to be filed with the SEC pursuant to Rule 13a-1 may be obtained from the Investor Relations page of our website at www.portfoliorecovery.com, or by request directed to the Corporate Secretary at the address below. A copy of the Company’s Annual Report on Form 10-K, and other periodic filings also may be obtained from the SEC’s EDGAR database at www.sec.gov. Please direct all inquiries to the Corporate Secretary at the following address:

Judith S. Scott

Executive Vice President, General Counsel and Secretary

Portfolio Recovery Associates, Inc.

140 Corporate Boulevard

Norfolk, VA 23502

jsscott@portfoliorecovery.com

Fax: 757-321-2518

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the Annual Meeting.

This Proxy Statement is dated as of April 19, 2013. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement. The furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

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APPENDIX A

PORTFOLIO RECOVERY ASSOCIATES, INC.

2013 OMNIBUS INCENTIVE PLAN

Portfolio Recovery Associates, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the Portfolio Recovery Associates, Inc. 2013 Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award granted pursuant to the provisions of the Plan.

2.2. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3. “Board” shall mean the Board of Directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent Director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.6. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.7. “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8. “Director” shall mean a member of the Board who is not an employee.

2.9. “Dividend Equivalents” shall have the meaning set forth in Section 12.6.

2.10. “Employee” shall mean any employee of the Company or any Subsidiary.

2.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the average of the closing bid and asked prices of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system

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on a last sale basis, the amount determined by the Committee in accordance with Section 409A of the Code to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.14. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.16. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.17. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Section 9.

2.18. “Performance Cash” shall mean any cash incentives granted pursuant to Section 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.20. “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.23. “Prior Plan” shall mean the Company’s 2010 Stock Plan.

2.24. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.28. “SEC” means the Securities and Exchange Commission.

2.29. “Shares” shall mean the shares of common stock of the Company, $0.01 par value.

2.30. “Stock Appreciation Right” shall mean a right granted to a Participant pursuant to Section 6.

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2.31. “Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

2.32. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, a total of 1,800,000 Shares shall be authorized for Awards granted under the Plan, less one (1) Share for every one (1) Share granted under the Prior Plan after December 31, 2012. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under the Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan or (ii) after December 31, 2012 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right), then in each such case the Shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan on a one-for-one basis.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis. In the event that after December 31, 2012 (i) any option or award the Prior Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 3.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, the Company may increase the number of Shares available for Awards under the Plan in connection with an acquisition or merger in accordance with NASDAQ Listing Rule 5635-IM.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 250,000 Shares and (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards during any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) covering more than 150,000 Shares in any calendar year. During any calendar year no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than may $5,000,000 may be earned; provided, however, that such amount shall be increased to $10,000,000 for grants that have a multi-year Performance Period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section 3.3.

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3.4. Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year shall not exceed $400,000. Notwithstanding the foregoing, the limitation of this Section shall be $600,000 in the first year a person becomes a Director.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) of each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations, appoint such agents and delegate such of its duties (subject to paragraph (c) of this Section 4.2) as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will include Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code and Section 16 of the Exchange Act, with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more officers to do one or more of the following with respect to Employees who are not directors or officers of the Company (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

5.	OPTIONS

5.1. Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Exercise Price. Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing

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more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the exercise price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option after it is granted, (b) cancel an Option when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

5.4. Option Term. The term of each Option shall be fixed by the Committee in the applicable Award Agreement in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability if specified in the Award Agreement when the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last day of the term of an Option (other than an Incentive Stock Option and to the extent permitted by Section 409A of the Code) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5. Exercise of Options.

(a) The Award Agreement shall specify when applicable Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in the applicable Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, that, to the extent required by applicable law, the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share (and any fractional Share shall be settled in cash). A Participant who is subject to Section 16 of the Exchange Act may direct the Company to withhold Shares otherwise to be delivered upon the issuance or exercise of an Award in order to pay the exercise price and/or withholding taxes due on such Award, as applicable.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if, on the last day of the term of an Option the Fair Market Value of one Share exceeds the exercise price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, that any fractional Share shall be settled in cash.

5.6. Form of Settlement. In its sole discretion, the Committee may provide at the date of grant of an Option that the Shares to be issued upon such Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any subsidiary (within the meaning of Section 424(f) of the Code), subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 1,800,000 Shares, subject to adjustment as provided in Section 12.2.

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6.	STOCK APPRECIATION RIGHTS

6.1. Grant. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) The Committee shall determine in its sole discretion in the applicable Award Agreement the date or dates on which such Stock Appreciation Rights vest and become exercisable.

(b) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right.

(c) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof. Unless otherwise provided in an Award Agreement, Stock Appreciation Rights shall be settled in whole Shares.

(d) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(e) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability if specified in the Award Agreement when the Stock Appreciation Right is granted. Notwithstanding clause (ii) of the preceding sentence and to the extent permitted by Section 409A of the Code, in the event that on the last day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section 6.2, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(g) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) shall be paid to the Company or any Subsidiary by a Participant as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

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7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Except as otherwise provided in the Award Agreement, the Participant shall have, in respect of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section 7.3. A Participant who holds a Restricted Stock Unit Award shall have no rights as a stockholder of the Company, including voting rights with respect to such Award (provided that Dividend Equivalents may be granted). Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate. Notwithstanding the provisions of this Section 7.3, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4. Vesting Period. The Award Agreement shall specify the Vesting Period for the Restricted Stock or Restricted Stock Units.

7.5. Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Restricted Stock Units shall be settled in Shares (unless otherwise determined by the Committee in the Award Agreement) within 30 days after the vesting of such Restricted Stock Units.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section 8.2, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such Dividend Equivalents have been credited.

8.3. Vesting Period. The Award Agreement shall specify the Vesting Period, if any, for Other Share-Based Awards.

8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments, as specified in the Award Agreement.

9.	PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

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9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall include Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year unless the Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Section 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period (and in all events by December 31st of the year in which such Award becomes vested or within two and one half months after vesting, if later). Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code, as provided in an Award Agreement.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time that a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is or may be, as of the end of the tax year in which the Company or a Subsidiary would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

10.2. Performance Goals. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Section 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following (which may incorporate pre-defined adjustments): revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; competitive market metrics; timely completion of new product roll-outs; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; and recruiting and maintaining personnel. Such performance goals also may be determined solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or any Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. To the extent permitted by Section 162(m) of the Code, the Committee may also determine, at the time the applicable performance goals are established, to exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event not directly related to the operations of the Company, Subsidiary, division, business segment or business unit, or (c) the cumulative effects of tax or

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accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals (and any exclusions) shall (i) be set by the Committee prior to the earlier of (i) 90 days after the commencement of the applicable Performance Period and the expiration of 25% of the Performance Period, and (ii) otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder, including, without limitation, that the achievement of such performance goals shall be substantially uncertain at the time the performance goals are established.

10.3. Adjustments; Certification. Notwithstanding any provision of the Plan (other than Section 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant. The Committee must certify, in writing the amount of the Award for each Participant for such Performance Period before payment of the Award is made.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the right to provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.

11.2. Assumption or Substitution of Certain Awards.

(a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement) and under the circumstances specified in the Award Agreement or otherwise: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and will thereafter remain exercisable for 36 months (or such other period of time set forth in the Award Agreement, but in no event beyond the stated term of the Option or Stock Appreciation Right), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

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(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

(d) Notwithstanding the foregoing, no such accelerated vesting or settlement shall occur with respect to any Award that is treated as “non-qualified deferred compensation” within the meaning of Section 409A of the Code if such accelerated vesting or settlement would violate the requirements of Section 409A of the Code.

11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence and actual consummation of either paragraph (a), b), or (c) below or any combination of said event(s), in each case as more fully defined in Section 409A and related Treasury Regulations:

(a) Change of Ownership of the Company. A change of ownership of the Company occurs on the date that any one person or persons acting as a group acquires ownership of the stock of the Company, that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or of any corporation that owns at least fifty percent (50%) of the total fair market value and total voting power of the Company;

(b) Effective Change of Control. If the Company does not qualify under paragraph (a), above, then it may still meet the definition of Change of Control, on the date that either: (i) any one person, or more than one person, acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(c) Change in Ownership of Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any person, or more than one person acting as a group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons assets from the Company that have a total fair market value equal to more than sixty-five percent (65%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, including the rules of any applicable stock exchange, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2 to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified in Section 6.2, (f) add performance goals to Section 10.2 or (g) increase any of the limitations in Section 10.5. The Board may not (except pursuant

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to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or another Award or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a non-extraordinary cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, adjustments and other substitutions shall be made to the Plan and to Awards by the Committee (in accordance with Sections 409A and 424 of the Code, as applicable) in order to prevent dilution or enlargement of the rights of Participants that would otherwise result from such transaction or change, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the share limitations in Section 3.3, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and grant price or exercise price of securities subject to outstanding Awards granted under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of the Participant and/or solely the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award (including, without limitation, vesting, settlement and forfeiture conditions, which shall continue to apply as if no such transfer occurred) and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3. No Award that constitutes deferred compensation under Section 409A of the Code may be transferred.

12.4. Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred in accordance with Section 409A of the Code

12.6. Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option, Stock Appreciation Right or Restricted Stock Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. Except as otherwise provided in the Award Agreement, Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.	MISCELLANEOUS

13.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically

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accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right, but not the obligation, to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right, but not the obligation, to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind (including by withholding Shares) otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized, but not required, to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award. A Participant who is subject to Section 16 of the Exchange Act may direct the Company to withhold Shares otherwise to be delivered upon the issuance or exercise of an Award in order to pay the exercise price and/or withholding taxes due on such Award, as applicable.

13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a) In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that based on the results of the restatement, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require any Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards. In addition, all Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the NASDAQ Stock Exchange to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or with any other applicable rule, regulation or law.

(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates any non-competition, non-solicitation or non-disclosure covenant or agreement between such Participant and the Company or Subsidiary or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled for no consideration sand (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized

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upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the employment or other service of the Participant and for one year thereafter or such other time period specified in the Award Agreement.

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or Board of Directors of the applicable Subsidiary (or as may be required by the terms of such plan).

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on May 30, 2013, subject to approval of the Plan by the holders of the majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the date on which the Plan is approved by the Company’s stockholders. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or

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Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A of the Code. This Plan is intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that is intended to comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code may be amended to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, or gross up in connection with, any taxes, interest and or penalties owed by the Participant pursuant to Section 409A of the Code in the event that the Plan and/or any Award does not comply with and/or is not exempt from Section 409A of the Code. In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s “separation from service” (as defined under Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day following the six (6) month anniversary of such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.

13.16. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares with respect to any Award, or (c) the sale of any Shares issued with respect to any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable with respect to any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.18. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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APPENDIX B

PORTFOLIO RECOVERY ASSOCIATES, INC.

2013 ANNUAL BONUS PLAN

Portfolio Recovery Associates, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2013 Annual Bonus Plan (the “Plan”) to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.	PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers.

2.	DEFINITIONS

2.1. “Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.2 “Award” shall mean any amount granted to a Participant under the Plan.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5 “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

2.6 “Participant” shall have the meaning set forth in Section 4.1.

2.7 “Performance Criteria” shall mean revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; competitive market metrics; timely completion of new product roll-outs; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; and recruiting and maintaining personnel.

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2.8 “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish.

3.	ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate who is selected by the Committee to participate in the Plan (each, a “Participant”).

3.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations, appoint such agents and delegate such of its duties (subject to paragraph (c) of this Section) as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Company’s securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan. To the extent the authority of the Committee has been so delegated, the term “Committee” includes any person to whom such authority has been delegated.

4.	AWARDS

4.1. Performance Period; Performance Goals.

(a) Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing designate (x) one or more Performance Periods, (y) the Participants for each Performance Period and (z) the performance goals for determining the Award for each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Criteria (which may incorporate pre-defined adjustments). Within such time period the Committee shall also specify any exclusions for charges related to any event or occurrence during the Performance Period which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.

(b) If a person becomes eligible to participate in the Plan after the Committee has made its initial designation of Participants, such individual may become a Participant if so designated by the Committee.

(c) The performance goals designated by the Committee may be based solely by reference to the Company’s performance or the performance of one or more Affiliates, divisions, business segments or business units of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Such performance goals shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

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4.2. Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period and prior to payment of any Award, the Committee shall certify, in writing, the amount of the Award for each Participant for such Performance Period.

4.3. Payment of Awards.

(a) The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Section 4.1. The Committee may establish factors to take into consideration in implementing its discretion to reduce the amount of an Award, including, but not limited to, individual performance and/or one or more of the performance goals. The Committee may not waive the achievement of the applicable performance goals for any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except in the case of the death or disability of the Participant or a change in control of the Company. In no event may the Committee increase the amount of the Award otherwise payable to the Participant based on attainment of the Performance Goals for the Performance Period.

(b) The actual amount of the Award determined by the Committee for a Performance Period shall be paid in the Committee’s discretion in cash or, to the extent permissible under a stockholder-approved stock plan of the Company, in stock based awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.4. Changes in Employment.

(a) If (i) a person becomes a Participant during a Performance Period as specified in Section 4.1(b), or (ii) a Participant dies, retires or is disabled, during a Performance Period, or (iii) if a Participant’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period, subject to the attainment of the applicable performance goals for the Performance Period, and payable at the same time that payments are made to other Participants with respect to the applicable Performance Period as specified in Section 4.3(b), notwithstanding any employment or other agreements between the applicable Participant and the Company.

(b) Except as provided in paragraph (a) of this Section, if a Participant’s employment with the Company terminates prior to the end of a Performance Period for any reason, the Participant will not be entitled to any Award for such Performance Period unless otherwise determined by the Committee.

4.5. Transfers and Changes in Responsibilities. If a Participant’s responsibilities materially change or the Participant is transferred during a Performance Period to a position that is not deemed by the Committee as eligible to participate in the Plan, the Company may, as determined by the Committee, terminate the Participant’s participation in this Plan. In the event of such termination, the Participant would be eligible for a prorated Award based on the number of months in such Performance Period prior to such termination, subject to the attainment of the applicable performance goals for the Performance Period, and payable at the same time that payments are made to other Participants with respect to the applicable Performance Period as specified in Section 4.3(b), notwithstanding any employment or other agreements between the applicable Participant and the Company.

4.6. Maximum Award. The maximum dollar value of an Award payable to any Participant for each 12 months in a Performance Period is $5,000,000. The maximum shall be proportionately adjusted for a Performance Period which is shorter or longer than 12 months.

5.	MISCELLANEOUS

5.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the NASDAQ Stock Market (or such other principal securities market on which the Company’s securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

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5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards.

5.3. Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4. Right of Discharge Reserved; Claims to Awards. Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or Board of Directors of the applicable Affiliate.

5.6. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8. Clawback. The Committee has the discretion to require a Participant to repay the income, if any, derived from an Award in the event of a restatement of the Company’s financial results within three years after payment of such Award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. In addition, all Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the NASDAQ to implement Section 10D of the Securities Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.9. Section 409A. The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A and that the Plan shall be interpreted, operated and administered accordingly. If any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A or would cause any Award to be subject to taxes, interest or penalties under Section 409A, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A, (b) avoid the imposition of taxes, interest and penalties under Section 409A, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. The Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, or gross up in connection with, any taxes, interest and or penalties owed by the Participant pursuant to Section 409A.

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5.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.13. Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

5.14. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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Proxy Card PORTFOLIO RECOVERY ASSOCIATES, INC. Proxy Solicited by the Board of Directors For Annual Meeting of Shareholders to be held May 30, 2013 For Holders of Record as of April 4, 2013 The undersigned hereby appoints the proxies selected by the Company’s Board of Directors, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Shareholders of PORTFOLIO RECOVERY ASSOCIATES, INC. to be held at Noon on May 30, 2013, and at any adjournments thereof, on the following proposals. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using either of the means described on the reverse side. The proxies are authorized to vote in their discretion with respect to other matters that may properly come before the Annual Meeting or any adjournment thereof. As of April 19, 2013 (the approximate date of this mailing), Portfolio Recovery Associates, Inc. does not know of any such other matters to be presented at the Annual Meeting. SEE REVERSE SIDE _ FOLD AND DETACH HERE AND READ THE REVERSE SIDE _ THIS ADMISSION TICKET IS REQUIRED FOR ADMITTANCE TO THE PORTFOLIO RECOVERY ASSOCIATES, INC. Annual Meeting of Shareholders to be held May 30, 2013 For Holders of Record as of April 4, 2013 EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER’S LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET. 10226 Portfolio Recovery CST_01 4/2/13 5:07 PM Page 2

X Please mark your votes like this _ FOLD AND DETACH HERE AND READ THE REVERSE SIDE _ COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING I plan to attend the Annual Meeting in person _ To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval. SIGNATURE: DATE: TIME: Registered Quantity Broker Quantity (THIS BOXED AREA DOES NOT PRINTPRINT AUTHORIZATION ) Label Area 4” x 1 1/2” 1. Election of Directors The Board of Directors recommends a vote FOR the election of the directors listed below. The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5. NOMINEES: (01) John H. Fain (02) David N. Roberts (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) Signature Signature Date , 2013 Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. By signing this proxy card, you acknowledge receipt of the Proxy Statement and the Notice of Annual Meeting of Shareholders to be held on May 30, 2013. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 30, 2013. This proxy statement and our 2012 Annual Report to Shareholders are available at http://www.cstproxy.com/portfoliorecovery/2013 3. Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2013; 6. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof. 2. Approval, on a non-binding advisory basis, of the Company’s executive compensation; FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote for the nominees listed If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for Director and “For” proposals 2, 3, 4 and 5. When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. 4. Approval of the 2013 Omnibus Incentive Plan; FOR AGAINST ABSTAIN 5. Approval of the 2013 Annual Non-Equity Incentive Plan; and FOR AGAINST ABSTAIN 10226 Portfolio Recovery CST_01 4/2/13 5:07 PM Page 1